The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
File Number 333-157502

Subject to completion, dated March 9, 2009
Preliminary Prospectus Supplement
(To Prospectus Dated February 23, 2009)

Johnson Controls, Inc.
8,000,000 Equity Units
(Initially Consisting of 8,000,000 Corporate Units)

The Equity Units will each have a stated amount of $50 and will initially be in the form of Corporate Units, each of which consists of a purchase contract issued by us and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our     % subordinated notes due 2042, which we refer to as the “notes.”

•	The purchase contract will obligate you to purchase from us, no later than March 31, 2012, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•	if the “applicable market value” of our common stock, which is the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to March 31, 2012, equals or exceeds $ , shares of our common stock;

•	if the applicable market value is less than $ but greater than $ , a number of shares of our common stock having a value, based on the applicable market value, equal to $50; and

•	if the applicable market value is less than or equal to $ , shares of our common stock.

•	The notes will initially bear interest at a rate of % per year, payable quarterly. The remarketing agent will attempt to remarket the notes as described in this prospectus supplement. The notes will initially be subordinated to all of our existing and future “senior indebtedness” (as defined herein), except for any indebtedness that by its terms ranks on a parity with or junior to the notes. The notes will be effectively subordinated to all liabilities of our subsidiaries. Prior to March 31, 2012, we have the right to defer interest on the notes one or more times for one or more consecutive interest periods without giving rise to an event of default. If the remarketing of the notes, as described in this prospectus supplement, is successful, the interest rate on the notes will be reset to a new fixed or floating rate, effective as of the reset effective date, and thereafter interest will be payable at the reset rate. Interest will become payable semi-annually if the notes are reset to a new fixed rate. In addition, in connection with a remarketing of the notes, we may elect to change the maturity, ranking and optional redemption terms and will remove the interest deferral terms as described in this prospectus supplement.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for the notes, and you can recreate Corporate Units by substituting notes for the Treasury securities comprising a part of the Treasury Units.

•	Your ownership interest in a note or, if substituted for it, the Treasury securities or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	If there is a successful remarketing during the period for early remarketing described in this prospectus supplement, the notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

We will apply to list the Corporate Units on the New York Stock Exchange, and we expect trading on the New York Stock Exchange to begin within 30 days of the initial issuance of the Corporate Units. Prior to this offering, there was no public market for the Corporate Units.

Our common stock is traded on the New York Stock Exchange under the symbol “JCI.” The last reported sale price of our common stock on March 6, 2009 on the New York Stock Exchange was $9.13 per share.

Investing in our Equity Units involves risks. See “Risk factors” beginning on page S-22 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per
	equity unit	Total

Public offering price	$50.00	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

To the extent that the underwriters sell more than 8,000,000 Equity Units, the underwriters have the option to purchase up to an additional 1,200,000 Equity Units from us at the initial price to public less the underwriting discount within a 13-day period beginning on (and including) the initial date of issuance of the Equity Units.

The underwriters expect to deliver the Equity Units against payment therefor on or about          , 2009.

Joint Book-Running Managers

J.P. Morgan	Citi	Merrill Lynch & Co.
Senior Co-Managers

Barclays Capital	Commerzbank Corporates & Markets	ING Wholesale	U.S. Bancorp Investments, Inc.
Co-Managers

Banca IMI	CALYON	Goldman, Sachs & Co. KBC Financial Products Mizuho Securities USA Inc

RBS Greenwich Capital	Standard Chartered Bank	TD Securities	Wells Fargo Securities

           , 2009

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not, and the underwriters are not, making an offer of these Equity Units in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of that document.

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Equity Units that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Equity Units we are offering. The description of the terms of the Equity Units, the purchase contracts and the notes contained in this prospectus supplement supplements the description in the accompanying prospectus under “Description of the debt securities” and “Description of the stock purchase contracts and stock purchase units,” and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as used in “Description of the equity units,” “Description of the purchase contracts,” “Certain provisions of the purchase contract and pledge agreement” and “Description of the notes,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “JCI” and “Johnson Controls” refer to Johnson Controls, Inc. and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Equity Units in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Equity Units. We are not making any representation to you regarding the legality of an investment in the Equity Units by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

Cautionary note for forward-looking statements

Certain statements in this prospectus supplement, the accompanying prospectus and/or other offering material and the information incorporated by reference in the prospectus and/or other offering material, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the

S-ii

Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements has been included in the section entitled “Risk factors.” We undertake no obligation, and we disclaim any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

Summary

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in our Equity Units. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk factors.” Unless otherwise indicated, this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Equity Units.

Johnson Controls, Inc.

Johnson Controls is a corporation organized under the laws of the State of Wisconsin. We bring ingenuity to the places where people live, work and travel. By integrating technologies, products and services, we create smart environments that redefine the relationships between people and their surroundings. We strive to create a more comfortable, safe and sustainable world through our products and services for vehicles, homes and commercial buildings. Johnson Controls provides innovative automotive interiors that help make driving more comfortable, safe and enjoyable. For buildings, we offer products and services that optimize energy use and improve comfort and security. We also provide batteries for automobiles and hybrid electric vehicles, along with related systems engineering, marketing and service expertise.

Our building efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. In addition, our building efficiency business provides technical services, energy management consulting and operations of entire real estate portfolios for the non-residential buildings market. We also provide residential air conditioning and heating systems.

Our automotive experience business is one of the world’s largest automotive suppliers, providing innovative interior systems through our design and engineering expertise. Our technologies extend into virtually every area of the interior including seating and overhead systems, door systems, floor consoles, instrument panels, cockpits and integrated electronics. Our customers include most of the world’s major automakers.

Our power solutions business is a leading global supplier of lead-acid automotive batteries for virtually every type of passenger car, light truck and utility vehicle. We serve both automotive original equipment manufacturers and the general vehicle battery aftermarket. We offer Absorbent Glass Mat, nickel-metal-hydride and lithium-ion battery technologies to power hybrid vehicles.

Our principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209-4408, and our telephone number is (414) 524-1200.

The offering

The brief summary below describes the principal terms of the Equity Units, including the notes and the purchase contracts. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the equity units,” the “Description of the purchase contracts,” and the “Description of the notes” sections of this prospectus supplement contain more detailed descriptions of the terms and conditions of the Equity Units.

Issuer	Johnson Controls, Inc.

Securities offered	8,000,000 Equity Units (or 9,200,000 Equity Units if the underwriters exercise in full their option to purchase additional Equity Units), each with a stated amount of $50, and consisting of either Corporate Units or Treasury Units as described below. The Equity Units offered will initially consist of 8,000,000 Corporate Units (or 9,200,000 Corporate Units if the underwriters exercise in full their option to purchase additional Equity Units).

Use of proceeds	The net proceeds from this offering, after deducting underwriters’ discounts and estimated expenses of the offering, are expected to be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional Equity Units). We intend to use the net proceeds of this offering for general corporate purposes, including the repayment of short-term indebtedness that we have incurred to finance working capital requirements. See “Use of proceeds” on page S-37 of this prospectus supplement.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase shares of our common stock.

The corporate units	Each Corporate Unit consists of a purchase contract and, initially, a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of our % subordinated notes due 2042, which we call the “notes.” The notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The notes that are components of your Corporate Units will be owned by you, but initially will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. The remarketing agent will attempt to remarket the notes to settle the holders’ purchase contract obligations, unless the holder elects not to participate in the remarketing, and the notes are subject to being remarketed early. If the notes are successfully remarketed during the period for early remarketing described in this prospectus supplement, the notes that are components of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement, and the Treasury portfolio that is a component of the Corporate Units will then be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

Holders of Corporate Units will be entitled to receive, quarterly in arrears on the last day of March, June, September and December of each year, commencing on June 30, 2009, cash distributions consisting of their pro rata share of interest payments on the notes subject to our right to defer interest payments on the notes as described below.

The purchase contracts

Settlement rate	Each purchase contract that is a component of an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on March 31, 2012, which we refer to as the “purchase contract settlement date,” for $50 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.”

The settlement rate will be calculated as follows:

• if the applicable market value (as defined below) of our common stock is equal to or greater than $      , which we refer to as the “threshold appreciation price,” the settlement rate will be           shares of our common stock;

• if the applicable market value of our common stock is less than the threshold appreciation price but greater than $      , which we refer to as the “reference price,” the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value; and

• if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock.

The “applicable market value” of our common stock means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price represents the reported last sale price of our common stock on the New York Stock Exchange on , 2009. The threshold appreciation price represents a % appreciation over the reference price. The reference price, threshold appreciation price and settlement rate are subject to adjustment as described in this prospectus supplement.

The closing price of our common stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead you will receive an amount in cash equal to the applicable fraction multiplied by the applicable market value of our common stock.

For a description of our common stock, see “Description of capital stock” in the accompanying prospectus.

Treasury units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/20, or 5%, undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on March 31, 2012 (CUSIP No. 912820 PJ0), which we refer to as a Treasury security. The Treasury security that is a component of the Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

There will be no distributions in respect of the Treasury securities that are components of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold the notes.

Creating treasury units and recreating corporate units

Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the period for early remarketing (as defined below), to substitute Treasury securities with the same total principal amount as the aggregate principal amount of the underlying notes held by the collateral agent. Because Treasury securities and the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. This substitution will create Treasury Units, and the notes will be released to the holder and be tradable separately from the Treasury Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the period for early remarketing (as defined below), to substitute notes having the same total principal amount as the aggregate principal amount of the related Treasury securities held by the collateral agent. Because Treasury securities and the notes are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. This substitution will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

Early settlement of the purchase contracts
You can settle a purchase contract for cash prior to the purchase contract settlement date, subject to certain exceptions and conditions described under “Description of the purchase contracts—Early settlement” in this prospectus supplement. If a purchase contract is settled early, the number of shares of our common stock to be issued per purchase contract will be the stated amount of $50 divided by the threshold appreciation price, initially shares (subject to adjustment as described in this prospectus supplement).

In addition, upon the occurrence of a “fundamental change” as defined in this prospectus supplement, you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to accelerate and settle a purchase contract early at a “fundamental change settlement rate,” which will depend on the stock price in such fundamental change and the date such fundamental change occurs, as described under “Description of the purchase contracts—Early settlement upon a fundamental change.”

Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date).

Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

Satisfying your payment obligations under the purchase contracts	As a holder of Corporate Units or Treasury Units, you may satisfy your obligations under the purchase contracts as follows:

• through early settlement of your purchase contracts in the manner described in this prospectus supplement;

•  through separate cash settlement prior to the final three-business day remarketing period described below in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, in the manner described in this prospectus supplement;

•  through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit, or proceeds from the Treasury portfolio if it has replaced the notes that are components of the Corporate Units;

• through the automatic application of the proceeds of a successful remarketing of the notes during the final remarketing period in the manner described in this prospectus supplement; or

• through exercise of the right to put the notes to us as described below if no successful remarketing has occurred and none of the above events has taken place.

In addition, the purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts will terminate without any further action, upon a bankruptcy, insolvency or reorganization involving Johnson Controls, Inc. (and not, for the avoidance of doubt, Johnson Controls, Inc.’s subsidiaries).

The notes

Remarketing the notes	We may, at our option, elect to remarket the notes that are components of the Corporate Units on any remarketing date occurring during the period (which we call the “period for early remarketing”) beginning on January 1, 2012 and ending on February 29, 2012, unless the notes have been previously successfully remarketed. Any remarketing during this period will occur during one or more three-business day remarketing periods that consist of three sequential possible remarketing dates selected by us and will include the notes that are components of the Corporate Units and other notes of holders that have elected to include those notes in the remarketing, as described below. During any period for early remarketing, we have the right to postpone any remarketing in our absolute discretion but not, for the avoidance of doubt, during the final three-business day remarketing period.

On each remarketing date occurring during the period for early remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the notes remarketed equal to approximately 100% of the sum of the purchase price for the remarketing Treasury portfolio and the separate notes purchase price, each as described in this prospectus supplement plus, at our option, the applicable remarketing fee. To obtain that price, the remarketing agent may reset the interest rate on the notes, as described below. If the remarketing is successful, interest on the notes will be reset to the reset rate described below, each of the other modifications to the terms of the notes elected to be made by us, as described under “Description of the purchase contracts—Remarketing—Early remarketing,” will take effect and the portion of the proceeds from the remarketing attributable to notes that were components of Corporate Units that is equal to the remarketing Treasury portfolio purchase price will automatically be applied to purchase the remarketing Treasury portfolio. Any remaining proceeds attributable to notes that were components of Corporate Units, net of any remarketing fee as noted above, will be remitted to the holders of the Corporate Units. This Treasury portfolio will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the principal amount of the substituted notes will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on March 31, 2012. The Treasury portfolio will also provide for the payments of amounts equal to the interest that would have been paid on the notes if there had been no remarketing and no change in the interest rate. See “Description of the purchase contracts—Remarketing” in this prospectus supplement.

If none of the remarketings occurring during a three-business day remarketing period results in a successful remarketing, the interest rate on the notes will not be reset, none of the other modifications to the terms of the notes elected to be made by us will take effect, the notes that are components of Corporate Units will continue to be components of Corporate Units and subsequent remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-business day remarketing periods as described above.

You may notify the purchase contract agent on or prior to the seventh business day immediately preceding March 31, 2012 of your intention to pay cash in order to satisfy your obligations under the related purchase contracts, unless the notes previously have been successfully remarketed during the period for early remarketing. If you have not given such notification, or have given such notification but failed to pay the purchase price to settle your purchase contracts on or prior to the sixth business day immediately preceding March 31, 2012, and the notes have not been successfully remarketed during the period for early remarketing, the remarketing agent will attempt to remarket the notes during a three-business day remarketing period beginning on, and including, the fifth business day, and ending on, and including, the third business day, immediately preceding March 31, 2012. This three-business day remarketing period is referred to as the “final three-business day remarketing period” and we refer to the third business day immediately preceding March 31, 2012 as the “final remarketing date.” In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the notes equal to approximately 100% of the aggregate principal amount of the notes being remarketed plus, at our option, the applicable remarketing fee. If the remarketing is successful, interest on the notes will be reset to the “reset rate” described below, each of the other modifications as we elect to make to the terms of the notes will take effect and, the portion of the proceeds from the remarketing attributable to notes that were components of Corporate Units that is equal to the aggregate principal amount of such notes being remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date.

If the notes have not been successfully remarketed on or prior to the final remarketing date, the interest rate on the notes will not be reset, none of the other modifications to the terms of the notes elected to be made by us will take effect and holders of all notes will have the right to put their notes to us on the purchase contract settlement date at a put price equal to $1,000 per $1,000 principal amount note ($50 per applicable ownership interest) plus accrued and unpaid interest. Holders do not have any put rights with respect to any additional notes issued to pay deferred interest on the notes. A holder of a note that is a component of a Corporate Unit will be deemed to have automatically exercised this put right unless such holder provides a written notice of an intention to settle the related purchase contract with cash as described in this prospectus supplement. Unless a Corporate Unit holder has settled the related purchase contracts with separate cash, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes that are components of such Corporate Units against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts.

In connection with a remarketing of the notes, we may elect to change the maturity, ranking and optional redemption terms and will remove the interest deferral terms as described under “Description of the notes—Modification of the terms of the notes in connection with a successful remarketing.”

Election not to participate in the remarketing	You may elect not to participate in any remarketing and to retain the notes that are components of your Corporate Units by:

• creating Treasury Units as described above;

• settling purchase contracts early as described above; or

•  in the case of the final three-business day remarketing period, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date.

Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the purchase contracts—Remarketing—Early remarketing.”

Interest	Interest on the notes will initially be payable quarterly in arrears at the rate of % per year of the principal amount of the notes to, but excluding, the “reset effective date.” The “reset effective date” will be:

•  in the case of a remarketing during the period for early remarketing, the third business day following the date on which a remarketing of the notes is successfully completed, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, or

• in the case of a remarketing during the final three-business day remarketing period, the purchase contract settlement date.

Following a successful remarketing, the notes will bear interest at the “reset rate” described below from the reset effective date to, but excluding, March 31, 2042 or, if we elected to modify the stated maturity to an earlier date in connection with the successful remarketing, such earlier maturity date. If there is not a successful remarketing of the notes, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate to, but excluding March 31, 2042.

Prior to the reset effective date, interest payments will be payable quarterly in arrears on the last day for each March, June, September and December, commencing on June 30, 2009. From the reset effective date, we will pay interest on all notes semi-annually in arrears on interest payment dates to be selected by us if the notes are successfully remarketed at a fixed rate. We will pay interest on all notes after the reset effective date quarterly if the notes are successfully remarketed at a floating rate. If no successful remarketing of the notes occurs, interest payments on all notes will remain payable quarterly in arrears on the original quarterly interest payment dates.

Deferral of interest	Prior to March 31, 2012, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earlier of (x) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (y) March 31, 2014. We may pay any such deferred interest at any time prior to March 31, 2014. We refer to the earlier of the purchase contract settlement date and the reset effective date that is applicable to a period in which we are deferring interest payments as the deferral period end date. If we have not paid all then-outstanding deferred interest prior to the deferral period end date, we will pay, at our election, such outstanding deferred interest in cash or issue additional notes to the holders of the notes in principal amount equal to the amount of deferred interest on such date. The additional notes will: (i) have a maturity date of March 31, 2014; (ii) bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed [15]%), as determined by a nationally-recognized investment banking firm selected by us; (iii) be subordinate and junior in right of payment to all of our then existing and future senior indebtedness and on parity with the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing); and (iv) be redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon to but excluding the date of redemption.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments have been paid, among other things, we generally will not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, or (ii) make a payment on any of our indebtedness or on a guarantee that in each case ranks pari passu with, or junior to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing) subject to certain exceptions. See “Description of the notes—Dividend and other payment stoppages during interest deferral and under certain other circumstances.”

In connection with a successful remarketing, we will remove the interest deferral provisions of the notes. In any event, all such interest deferral provisions will cease as of March 31, 2012.

The reset rate	The reset rate on the notes will become effective on the reset effective date. The reset rate will be either (i) a fixed interest rate, or (ii) if we elect to remarket the notes as floating rate notes, an applicable index, or base rate, plus a reset spread, in either case determined by the remarketing agent, in consultation with us, as the rate the notes should bear in order for the notes to have an approximate aggregate market value on the remarketing date of:

•  the sum of 100% of the Treasury portfolio purchase price and the separate note purchase price plus, at our option, the applicable remarketing fee, in the case of a remarketing during the period for early remarketing, or

•  100% of the aggregate principal amount of the notes being remarketed plus, at our option, the applicable remarketing fee, in the case of a remarketing during the final three-business day remarketing period.

The interest rate on the notes will not be reset if there is not a successful remarketing, and the notes will continue to bear interest at the initial interest rate, payable quarterly in arrears. If the remarketing is successful and the rate is reset, the reset rate will apply to all outstanding notes, whether or not the holders participate in the remarketing and will become effective on the reset effective date. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

Maturity	The initial maturity date of the notes will be March 31, 2042. In connection with a successful remarketing of the notes, we may elect, without the consent of any of the holders, to modify the notes’ stated maturity to any date on or after March 31, 2014 and earlier than March 31, 2042. Such earlier maturity date, if any, will be selected on the remarketing date and will become effective on the reset effective date. If the notes are not successfully remarketed prior to March 31, 2012, the stated maturity of the notes will remain as March 31, 2042.

Redemption	For the first five years after their issuance, the notes will not be redeemable at our option. At the time of a remarketing we may include redemption provisions in the remarketed debt as described in the notice of remarketing, however the notes may not be redeemed prior to March 31, 2014.

The notes will be redeemable thereafter, at our option, in whole or in part, at any time, and from time to time, at a redemption price equal to the principal amount thereof and any accrued and unpaid interest. In connection with a successful remarketing, we may add to, modify or remove altogether our optional redemption right;

provided that there will be at least two years between the reset effective date and any modified redemption date.

Ranking	The notes will initially be subordinated to all of our existing and future “senior indebtedness” (as defined herein). The notes will be junior to our indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money and evidenced by bonds, debentures, notes or other similar instruments, except any of the foregoing that by its terms is expressly pari passu or subordinated to the notes.

As of December 31, 2008, we had $4.6 billion of outstanding indebtedness on a consolidated basis, all of which was senior indebtedness. In addition, concurrently with this offering, we are offering $100,000,000 in aggregate principal amount of our % Convertible Senior Notes due 2012 (or $115,000,000 if the underwriters in that offering exercise their over-allotment option in full), which we refer to as the “convertible notes.” If consummated, the convertible notes will constitute senior indebtedness, and will rank senior to our obligations under the notes. See “—Concurrent convertible senior note offering” below.

Our obligations under the notes are also effectively subordinated to our subsidiaries’ obligations. As of December 31, 2008, our subsidiaries had approximately $434 million aggregate principal amount of third-party indebtedness outstanding, as well as other liabilities.

See “Description of the notes—Subordination.” In connection with a successful remarketing, we may elect to change the ranking of the notes to be our senior or senior subordinated obligations.

Participation in a remarketing for holders of separate notes

Holders of notes that are not part of the Corporate Units, which we may refer to as separate notes, may elect, in the manner described in this prospectus supplement, to have their notes remarketed by the remarketing agent along with the notes included in the Corporate Units. See “Description of the notes—Remarketing.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time prior to the first day of the restricted period described under “Description of the equity units—Creating treasury units.” Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the purchase contracts—Remarketing—Early remarketing.”

Put right for holders of separate notes
Holders of separate notes may exercise their put right upon a failed final remarketing by providing written notice at least two business days prior to the purchase contract settlement date. The put price will be paid to such holder on the purchase contract settlement date. Holders do not have any put rights with respect to any additional notes issued to pay deferred interest on the notes.

U.S. federal income tax consequences	For a discussion of the material U.S. Federal income tax consequences relating to an investment in the Equity Units, see “Material U.S. federal income tax consequences” below.

Risk factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk factors” beginning on page S-22 of this prospectus supplement before deciding whether to invest in the Equity Units.

Concurrent convertible senior note offering
Concurrently with this offering of Equity Units, we are offering $100,000,000 in aggregate principal amount of convertible notes (or $115,000,000 in principal amount if the underwriters exercise their over-allotment option in full) in a public offering.

The convertible notes will bear interest at a rate of % per year, payable semiannually in arrears on September 30 and March 31 of each year, beginning September 30, 2009. The convertible notes will mature on September 30, 2012. The convertible notes will be convertible at the option of the holder at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially be shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $ per share of common stock), subject to adjustment. Upon conversion, we will deliver a number of shares equal to the aggregate principal amount of the notes to be converted divided by $1,000, multiplied by the then applicable conversion rate.

We estimate that the proceeds from the convertible notes offering will be approximately $ million (or $ million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses. We intend to use the net proceeds from the convertible notes offering for general corporate purposes, including to repay short-term indebtedness that we have incurred to fund working capital requirements. See “Use of proceeds.”

The convertible notes offering will be effected pursuant to a separate prospectus supplement. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any of the convertible notes. There is no assurance that the convertible notes offering will be completed or, if completed, on what terms it may be completed. The convertible notes offering and this offering are not contingent upon each other.

The offering—explanatory diagrams

The following diagrams demonstrate some of the key features of the purchase contracts, applicable ownership interests in the notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and notes.

The following diagrams assume that the notes are successfully remarketed during the final three-business day remarketing period and the interest rate on the notes is reset on the purchase contract settlement date.

Purchase contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date.

Applicable Market Value(6)	Applicable Market Value(6)
Value of Delivered Shares	Number of Shares Delivered
Upoon Settlement of a Purchase Contract	Upon Settlement of a Purchase Contract

Notes:

(1)	If the applicable market value of our common stock is less than or equal to the reference price of $ (subject to adjustment), the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the reference price.

(2)	If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $ (subject to adjustment), the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the threshold appreciation price of $ (subject to adjustment).

(4)	The reference price represents the last reported sale price of our common stock on the New York Stock Exchange on , 2009.

(5)	The threshold appreciation price represents a % appreciation over the reference price.

(6)	Expressed as a percentage of the reference price. The “applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments and certain other modifications.

Corporate units

A Corporate Unit consists of two components as described below:

Purchase Contract	1/20 Ownership Interest in Note(1)(2)

•	The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in the note but will pledge it to us to secure the holder’s obligation under the related purchase contract.

•	The foregoing analysis assumes the notes are successfully remarketed during the final three-business day remarketing period. If the remarketing were to be successful prior to such period, following the remarketing of the notes, the applicable ownership interests in the Treasury portfolio will replace the applicable ownership interest in notes as components of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.

Notes:

(1)	Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount note.

(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

(3)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.

(4)	In connection with the successful remarketing of the notes, we may elect to modify the notes’ stated maturity to any date on or after March 31, 2014 and earlier than March 31, 2042.

Treasury units

A Treasury Unit consists of two components as described below:

Purchase Contract	1/20 Ownership Interest in Treasury Security

•	The holder owns the 1/20 ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure the holder’s obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the cash due on maturity of the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

•	Treasury Units can only be created with integral multiples of 20 Corporate Units.

The notes

The notes have the terms described below(1):

Note

Notes:

(1)	Treasury Units may only be created in integral multiples of 20. As a result, the creation of 20 Treasury Units will release a $1,000 principal amount note held by the collateral agent.

(2)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.

(3)	In connection with the successful remarketing of the notes, we may elect to modify the notes’ stated maturity to any date on or after March 31, 2014 and earlier than March 31, 2042.

Transforming corporate units into treasury units and notes

•	Because the notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•	To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a note—and then combines the purchase contracts with a Treasury security that matures on the purchase contract settlement date.

•	The note, which is no longer a component of a Corporate Unit and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	Following the successful remarketing of the notes prior to the final three-business day remarketing period, the applicable ownership interests in the Treasury portfolio, rather than the note, will be released to the holder upon the transformation of Corporate Units into Treasury Units and will be tradable separately.

•	Prior to a successful remarketing of the notes, the holder can also transform 20 Treasury Units and a $1,000 principal amount note into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

•	If the applicable ownership interest in the Treasury portfolio has replaced the notes that are components of the Corporate Units, the transformation of Corporate Units into Treasury Units and the transformation of Treasury Units into Corporate Units can only be made in certain larger minimum amounts, as more fully described in this prospectus supplement.

Notes:

(1)	Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount note.

(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

(3)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.

(4)	In connection with the successful remarketing of the notes, we may elect to modify the notes’ stated maturity to any date on or after March 31, 2014 and earlier than March 31, 2042.

Illustrative remarketing timelines

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we assume that we have elected to remarket the aggregate principal amount of notes that are components of the Corporate Units as part of their Corporate Units on the first day (which we refer to as “T” in the timeline) of a hypothetical three-business day remarketing period during the period for early remarketing beginning on, and including, January 1, 2012 and ending on, and including, February 29, 2012. This example assumes that the notes have not been previously successfully remarketed.

Date	Event

T-16 business days (10 business days prior to the remarketing announcement date)	Notice to Holders. We will request, not later than 10 business days prior to the remarketing announcement date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing.

T-6 business days (six business days immediately preceding the first remarketing date of a three-business day remarketing period)	Remarketing Announcement Date. We will announce any remarketing of the notes on such business day by causing a remarketing announcement to be published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Services.

T-5 business days (five business days prior to the first day of the three-business day remarketing period)	Beginning of Early Remarketing Election Period. Holders of separate notes may elect to have their notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by delivering their notes along with a notice of this election to the custodial agent.

T-2 business days (two business days prior to the first day of the three-business day remarketing period)	End of Early Remarketing Election Period. This is the last day for holders of separate notes to elect to have their notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by delivering their notes along with a notice of this election to the custodial agent.

This is also the last day prior to the three-business day remarketing period:
• to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units; and
• for holders of Corporate Units to settle the related purchase contracts early.

Date	Event

Holders of Corporate Units will once again be able to make any of these elections on the business day following the last remarketing day of the three-business day remarketing period if the remarketing is unsuccessful.

T to T+2 business days (three business days beginning on, and including, the first day of the remarketing period)	Three-Business Day Remarketing Period:

• if a failed remarketing occurs, we will cause a notice of the unsuccessful remarketing attempt of notes to be published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service, on the business day following the last of the three remarketing dates comprising the three-business day remarketing period.

• if a successful remarketing occurs, (i) the remarketing agent will purchase the Treasury portfolio in substitution for the notes that are components of the Corporate Units and (ii) we will request the depositary to notify its participants holding separate notes of the maturity date, reset rate, interest payment dates, and any other modified terms, established for the notes during the remarketing on the business day following the remarketing date on which the notes were successfully remarketed.

Reset Effective Date. The reset rate and the modified maturity, ranking and optional redemption terms, if any, will be determined on the date that the remarketing agent is able to successfully remarket the notes, and those terms and the elimination of the interest deferral terms will become effective, if the remarketing is successful, on the reset effective date, which will be the third business day following the date on which a remarketing of the notes is successfully completed, unless the remarketing is successful within five business days of an interest payment date in which case such interest payment date will be the reset effective date. Holders of separate notes included in the successful remarketing will receive the portion of the remarketing proceeds attributable to such separate notes on the reset effective date.

The following timeline is for illustrative purposes and is not definitive. For purposes of this timeline, we have assumed that there was no successful remarketing during the period for early remarketing.

Date	Event

No later than March 5, 2012 (10 business days prior to the final remarketing announcement date)	Notice to Holders. We will request, not later than 10 business days prior to the final remarketing announcement date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing.

March 19, 2012 (five business days prior to the first day of the final three-business day remarketing period)	Beginning of Final Remarketing Election Period. Holders of separate notes may elect to have their notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by delivering their notes along with a notice of this election to the custodial agent.

March 21, 2012 (three business days prior to the first business day of the final three-business day remarketing period)	Final Remarketing Announcement Date. We will announce the remarketing to occur during the final three-business day remarketing period on such day by causing a remarketing announcement to be published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Services.

March 22, 2012 (two business days prior to the first day of the final three-business day remarketing period and seven business days immediately preceding March 31, 2012)	End of Final Remarketing Election Period. This is the last day for holders of separate notes to elect to have their notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by delivering their notes along with a notice of this election to the custodial agent.

Notice to Settle With Cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of “Notice of Cash Settlement,” substantially in the form attached to the Purchase Contract and Pledge Agreement, completed and executed as indicated on or prior to 4:00 p.m., New York City time, on this day.

Date	Event

This is also the last day prior to the final three-business day remarketing period:
• to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units;
• for holders of Corporate Units or Treasury Units to settle the related purchase contracts early; and

• for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to deliver the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time on such day.

March 26, 2012 to March 28, 2012 (final remarketing period)	Final Three-Business Day Remarketing Period. We will attempt a final remarketing beginning on, and including, the fifth business day, and ending on, and including, the third business day, immediately preceding the purchase contract settlement date.

If a successful remarketing does not occur during the final three-business day remarketing period, we will cause a notice of the unsuccessful remarketing attempt to be published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service, not later than 9:00 a.m., New York City time, on the business day following the last of the three remarketing dates comprising the final three-business day remarketing period.

March 31, 2012 (the purchase contract settlement date)	Reset Effective Date. The reset rate and the modified maturity, ranking and redemption terms, if any, will be determined on the date that the remarketing agent is able to successfully remarket the notes, and those terms and the elimination of the interest deferral terms will become effective, if the final remarketing is successful, on the reset effective date, which will be the purchase contract settlement date. If the purchase contract settlement date is not a business day, then the purchase contract settlement date shall be the next succeeding day that is a business day.

Risk factors

Investing in the Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Equity Units and our common stock. You may lose all or part of your original investment.

Risks related to our business and industry

General risks

General economic, credit and capital market conditions, including the financial distress in the automotive industry and declines in the residential and commercial construction markets, have adversely affected our recent and current financial performance, and may affect our ability to grow or sustain our businesses and could negatively affect our ability to access the capital markets.

We compete around the world in various geographic regions and product markets. The global credit crisis and recession have adversely affected, and could continue to adversely affect, each of our three primary businesses. Specifically, subsequent to December 31, 2008, the automotive industry has continued to see further declines as the overall economic environment continues to worsen, with virtually every automobile manufacturer affected, including our top four customers. As we discuss in greater detail in the specific risk factors for each of our businesses that appear below, the financial distress in the automotive industry, the continued declines in the residential construction markets in North America and elsewhere and more recent declines in commercial construction markets have adversely affected and could, if continued, continue to negatively affect our revenues and financial performance in recent, current and future periods, result in future restructuring charges, and adversely impact our ability to grow or sustain our businesses.

The capital and credit markets provide us with liquidity to operate and grow our businesses beyond the liquidity that operating cash flows provide. The worldwide economic downturn and disruption of the credit markets could reduce our access to capital necessary for our operations and executing our strategic plan. If the current credit market worsens, we may be unable to access commercial paper markets, or our cost of borrowing might significantly increase. If our access to capital were to become significantly constrained or costs of capital increased significantly due to lowered credit ratings, prevailing industry conditions, the volatility of the capital markets or other factors, then our financial condition, results of operations and cash flows could be significantly adversely affected.

We are subject to pricing pressure from our larger customers.

We face significant competitive pressures in all of our business segments. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.

We are subject to risks associated with our non-U.S. operations that could adversely affect our results of operations.

We have significant operations in a number of countries outside the U.S., some of which are located in emerging markets. Long-term economic uncertainty in some of the regions of the world in which we operate, such as Asia, South America, the Middle East, Central Europe and other emerging markets, could result in the disruption of markets and negatively affect cash flows from our operations to cover our capital needs and debt service.

In addition, as a result of our global presence, a significant portion of our revenues and expenses is denominated in currencies other than the U.S. dollar. We are therefore subject to foreign currency risks and foreign exchange exposure. Our primary exposures are to the euro, British pound, Japanese yen, Czech koruna, Mexican peso, Swiss franc and Polish zloty. While we employ financial instruments to hedge transactional and foreign exchange exposure, these activities do not insulate us completely from those exposures. Exchange rates have recently been volatile, specifically the weakening of the euro against the U.S. dollar, and have adversely impacted, and could continue to adversely impact, our financial results.

There are other risks that are inherent in our non-U.S. operations, including the potential for changes in socio-economic conditions, laws and regulations, including import, export, labor and environmental laws, and monetary and fiscal policies, protectionist measures that may prohibit acquisitions or joint ventures, unsettled political conditions and possible terrorist attacks against American interests.

These and other factors may have a material adverse effect on our non-U.S. operations and therefore on our business and results of operations.

We are subject to regulation of our international operations that could adversely affect our business and results of operations.

Due to our global operations, we are subject to many laws governing international relations, including those that prohibit improper payments to government officials and restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a non-U.S. government, including but not limited to the Foreign Corrupt Practices Act and the U.S. Export Administration Act. Violations of these laws, which are complex and oftentimes difficult to interpret and apply, may result in severe criminal penalties or sanctions that could have a material adverse effect on our business, financial condition and results of operations.

We are subject to costly requirements relating to environmental regulation and environmental remediation matters, which could adversely affect our business and results of operations.

Because of uncertainties associated with environmental regulation and environmental remediation activities at sites where we may be liable, future expenses that we may incur to remediate identified sites could be considerably higher than the current accrued liability on our balance sheet, which could have a material adverse effect on our business and results of operations. As of September 30, 2008, we recorded $44 million for environmental liabilities and $75 million in related conditional asset retirement obligations.

Negative or unexpected tax consequences could adversely affect our results of operations.

Adverse changes in the underlying profitability and financial outlook of our operations in several jurisdictions could lead to changes in our valuation allowances against deferred tax assets and other tax reserves on our statement of financial position that could materially and adversely affect our results of operations. Additionally, changes in tax laws in the U.S. or in other countries where we have significant operations could materially affect deferred tax assets and liabilities on our balance sheet and tax expense.

We are also subject to tax audits by governmental authorities in the U.S. and in non-U.S. jurisdictions. Negative unexpected results from one or more such tax audits could adversely affect our results of operations.

Legal proceedings in which we are, or may be, a party may adversely affect us.

We are currently and may in the future become subject to legal proceedings and commercial or contractual disputes. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes with our suppliers, intellectual property matters and employment claims. There exists the possibility that such claims may have an adverse impact on our results of operations that is greater than we anticipate.

A further downgrade in the ratings of our debt could restrict our ability to access the debt capital markets and increase our interest costs.

Changes in the ratings that rating agencies assign to our debt may ultimately impact our access to the debt capital markets and the costs we incur to borrow funds. If ratings for our debt fall below investment grade, our access to the debt capital markets would become restricted. The tightening in the credit markets and the reduced level of liquidity in many financial markets due to the current turmoil in the financial and banking industries could affect our access to the debt capital markets or the price we pay to issue debt. Historically, we have relied on our ability to issue commercial paper rather than to draw on our credit facility to support our daily operations, which means that a downgrade in our rating or continued volatility in the financial markets causing limitations to the debt capital markets could have an adverse effect on our business or our ability to meet our liquidity needs.

Additionally, several of our credit agreements generally include an increase in interest rates if the ratings for our debt are downgraded. Further, an increase in the level of our indebtedness may increase our vulnerability to adverse general economic and industry conditions and may affect our ability to obtain additional financing.

We are subject to potential insolvency of insurance carriers.

We purchase occurrence-based excess liability insurance to cover general and products liability risks. Although we do not currently expect any claims to result in material payments under any of these insurance policies, we are subject to the risk that one or more of the insurers may become insolvent and would be unable to pay a claim that may be made in the future.

We are subject to potential insolvency or financial distress of third parties.

We are exposed to the risk that third parties to various arrangements who owe us money or goods and services, or who purchase goods and services from us, will not be able to perform their obligations or continue to place orders due to insolvency or financial distress. If third parties fail to perform their obligations under arrangements with us, we may be forced to replace the underlying commitment at current or above market prices or on other terms that are less favorable to us. In such events, we may incur losses, or our results of operations, financial position or liquidity could otherwise be adversely affected.

We may be unable to complete or integrate acquisitions effectively, which may adversely affect our growth, profitability and results of operations.

We expect acquisitions of businesses and assets to play a role in our company’s future growth. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, we may not be successful in integrating acquired businesses into our existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which we operate may rise, thereby increasing our costs of making acquisitions or causing us to refrain from making further acquisitions. These and other acquisition-related factors may negatively and adversely impact our growth, profitability and results of operations.

Automotive experience risks

Conditions in the automotive industry have adversely affected and may continue to adversely affect our results of operations.

Our financial performance depends, in part, on conditions in the automotive industry. In fiscal 2008, our largest customers globally were automobile manufacturers Ford Motor Company (Ford), General Motors Corporation (GM) and Daimler AG. For sales originating in the U.S., our largest customers were Ford, GM and Chrysler LLP (the Detroit 3), and Toyota Motor Corporation, which represented approximately 11% of our consolidated net sales in fiscal 2008. The Detroit 3 have experienced a significant decline in market shares in North America and have announced significant restructuring actions in an effort to improve profitability. The Detroit 3 automotive manufacturers are also burdened with substantial structural costs, such as pension and healthcare costs, that have impacted their profitability and labor relations and may ultimately result in severe financial difficulty, including bankruptcy. In addition, the Detroit 3 and other automakers that sell into North America are experiencing severe difficulties from a weakened economy and tightening credit markets. As a result, we have experienced and may continue to experience additional severe reductions in orders from these customers, incur significant write offs of accounts receivable, incur impairment charges or require additional restructuring actions beyond our current restructuring plans, particularly if any of the Detroit 3 cannot adequately fund their operations, or if other major customers reach a similar level of financial distress. Automakers across Europe are also experiencing difficulties from a weakened economy and tightening credit markets. If our customers reduce their orders to us, it would adversely impact our results of operations. A prolonged downturn in the North American or European automotive industries or a significant change in product mix due to consumer demand could require us to shut down additional plants or incur additional impairment charges. Additionally, we have significant component production for manufacturers of motor vehicles in the U.S., Europe, South America, Japan and other Asia/Pacific Rim countries. Continued uncertainty relating to the financial condition of the Detroit 3 and others in the automotive industry would have a negative impact on our business.

The financial distress of our suppliers could harm our results of operations.

Automotive industry conditions have adversely affected our supplier base. Lower production levels for some of our key customers, increases in certain raw material, commodity and energy costs and the global credit market crisis has resulted in severe financial distress among many companies within the automotive supply base. Several large suppliers have filed for bankruptcy protection or ceased operations, and other suppliers may file for bankruptcy protection or cease operations. The continuation of financial distress within the supplier base may lead to commercial disputes and possible supply chain interruptions, which in turn could disrupt our production. In addition, the adverse industry environment may require us to provide financial support to distressed suppliers or take other measures to ensure uninterrupted production, which could involve additional costs or risks. If any of these risks materialize, or if these industry conditions continue or worsen, we are likely to incur losses, or our results of operations, financial position or liquidity could otherwise be adversely affected.

Change in consumer demand may adversely affect our results of operations.

Recent increases in energy costs that consumers incur have resulted, and future increases will result, in shifts in consumer demand away from motor vehicles that typically have higher content that we supply, such as light trucks, cross-over vehicles, minivans and SUVs, to smaller vehicles that have lower content that we supply. The loss of business with respect to, or a lack of commercial success of, one or more particular vehicle models for which we are a significant supplier could reduce our sales and harm our profitability, thereby adversely affecting our results of operations.

We may not be able to successfully negotiate pricing terms with our customers in the automotive experience business, which may adversely affect our results of operations.

We negotiate sales prices annually with our automotive seating and interiors customers. Cost-cutting initiatives that our customers have adopted generally result in increased downward pressure on pricing. Our customer supply agreements generally require reductions in component pricing over the period of production. Pricing pressures may further intensify, particularly in North America, as the Detroit 3 pursue restructuring and cost cutting initiatives to survive. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our results of operations may be adversely affected. In particular, large commercial settlements with our customers may adversely affect our results of operations or cause our financial results to vary on a quarterly basis.

Volatility in commodity prices may adversely affect our results of operations.

Commodity prices were highly volatile in the past year. In our two largest markets, North America and Europe, the cost of commodities, primarily steel, fuel, resin and chemicals, increased (net of recoveries through price increases to customers). If commodity prices continue to rise, and if we are not able to recover these cost increases through price increases to our customers, then such increases will have an adverse effect on our results of operations.

The cyclicality of original equipment automobile production rates may adversely affect the results of operations in our automotive experience business.

Our automotive experience business is directly related to automotive sales and automotive production by our customers. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. Further economic decline that results in a reduction in automotive production and sales by our automotive experience customers may have a material adverse impact on our results of operations.

A variety of other factors could adversely affect the results of operations of our automotive experience business.

Any of the following could materially and adversely impact the results of operations of our automotive experience business: the loss of, or changes in, automobile seating and interiors supply contracts or sourcing strategies with our major customers or suppliers; start-up expenses associated with new vehicle programs or delays or cancellations of such programs; underutilization of our manufacturing facilities, which are generally located near, and devoted to, a particular customer’s facility; inability to recover engineering and tooling costs; market and financial consequences of any recalls that may be required on products that we have supplied; delays or difficulties in new product development; the potential introduction of similar or superior technologies; and global overcapacity and vehicle platform proliferation.

Building efficiency risks

Our building efficiency business relies to a great extent on contracts and business with U.S. government entities, the loss of which may adversely affect our results of operations.

Our building efficiency business contracts with government entities and is subject to specific rules, regulations and approvals applicable to government contractors. We are subject to routine audits by the Defense Contract Audit Agency to assure our compliance with these requirements. Our failure to comply with these or other laws and regulations could result in contract terminations, suspension or debarment from contracting with the U.S. federal government, civil fines and damages and criminal prosecution. In addition, changes in procurement policies, budget considerations, unexpected U.S. developments, such as terrorist attacks, or similar political developments or events abroad that may change the U.S. federal government’s national security defense posture may affect sales to government entities.

Volatility in commodity prices may adversely affect our results of operations.

Commodity prices were highly volatile in the past year, primarily steel, aluminum, copper and fuel costs. Increases in commodity costs negatively impacts the profitability of orders in backlog as prices on those orders are fixed; therefore, we can not adjust for changes in commodity prices. If we are not able to recover commodity cost increases through price increases to our customers on new orders, then such increases will have an adverse effect on our results of operations. Additionally, unfavorability in our hedging programs during a period of declining commodity prices could limit our ability to lower our prices to customers as quickly as our competitors, which could have an adverse effect on our results of operations.

Conditions in the residential and commercial new construction markets may adversely affect our results of operations.

HVAC equipment sales in the residential and commercial new construction markets correlate to the number of new homes and buildings that are built. The strength of the residential and commercial markets depends in part on the availability of consumer and commercial financing for our customers. As a result of deteriorating economic conditions and the turmoil in the credit markets, there has been a significant decline in the residential housing construction market and construction of new commercial buildings requiring interior control systems has slowed. If these conditions remain as they are today or continue to worsen, it may have an adverse effect on our results of operations and such events could result in potential liabilities or additional costs, including impairment charges, to the company.

A variety of other factors could adversely affect the results of operations of our building efficiency business.

Any of the following could materially and adversely impact the results of operations of our building efficiency business: loss of, or changes in, building automation or facility management supply contracts with our major customers; cancellation of, or significant delays in, projects in our backlog; delays or difficulties in new product development; the potential introduction of similar or superior technologies; financial instability or market declines of our major or component suppliers; the unavailability of raw materials, primarily steel, copper and electronic components, necessary for production of HVAC equipment; unseasonable weather conditions in various parts of the world; changes in energy costs or governmental regulations that would decrease the incentive for customers to update or improve their interior control systems; increased energy efficiency legislation requirements worldwide; a decline in the outsourcing of facility management services; availability of labor to support growth of our service businesses; and changes in foreign currency rates, which could adversely impact our profit on imported and exported goods.

Power solutions risks

We face increasing competition and pricing pressure from other companies in the power solutions business.

Our power solutions business competes with a number of major domestic and international manufacturers and distributors of lead-acid batteries, as well as a large number of smaller, regional competitors. The North American, European and Asian lead-acid battery markets are highly competitive. The manufacturers in these markets compete on price, quality, technical innovation, service and warranty. If we are unable to remain competitive and maintain market share in the regions and markets we serve, our results of operations may be adversely affected.

Volatility in commodity prices may adversely affect our results of operations.

Lead is a major component of our lead acid batteries. The price of lead has been highly volatile over the last several years. We attempt to manage the impact of changing lead prices through commercial terms with our customers and commodity hedging programs. Our ability to mitigate the impact of lead price changes can be impacted by many factors, including customer negotiations, inventory level fluctuations and sales volume/mix changes, any of which could have an adverse effect on our results of operations.

Additionally, other commodity prices were volatile in the past year, primarily fuel, acid and resin. If other commodity prices continue to rise, and if we are not able to recover these cost increases through price increases to our customers, then such increases will have an adverse effect on our results of operations.

Decreased demand from our customers in the automotive industry may adversely affect our results of operations.

Our financial performance in the power solutions business depends, in part, on conditions in the automotive industry. Sales to OEM’s accounted for approximately 25% of the total net sales of the power solutions business in fiscal 2008. Significant declines in the North American or European automotive production levels have reduced and could continue to reduce our sales and harm our profitability, thereby adversely affecting our results of operations. In addition, if any OEM’s reach a point where they cannot fund their operations, we may incur significant write offs of accounts receivable, incur impairment charges or require additional restructuring actions beyond our current restructuring plans.

A variety of other factors could adversely affect the results of operations of our power solutions business.

Any of the following could materially and adversely impact the results of operations of our power solutions business: loss of or changes in automobile battery supply contracts with our large original equipment and aftermarket customers; the increasing quality and useful life of batteries or use of alternative battery technologies, both of which may contribute to a growth slowdown in the lead-acid battery market; delays or cancellations of new vehicle programs; market and financial consequences of any recalls that may be required on our products; delays or difficulties in new product development, including nickel-metal-hydride/lithium-ion technology; financial instability or market declines of our customers or suppliers; the increasing global environmental regulation related to the manufacture of lead-acid batteries; and the lack of the development of a market for hybrid vehicles.

Risks related to the equity units and our common stock

You assume the risk that the market value of our common stock may decline.

As a holder of Corporate Units or Treasury Units, you will have an obligation to buy shares of our common stock pursuant to the purchase contracts that are part of the Corporate Units or Treasury Units. On the purchase contract settlement date, unless you pay cash to satisfy your obligation under the purchase contracts or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the applicable ownership interests in the Treasury portfolio when paid at maturity or (y) either the proceeds attributable to the applicable ownership interest in a note derived from the successful remarketing of a note or, if no successful remarketing has occurred, the put price paid upon the automatic put of a note to us, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $           , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Equity Units.

Accordingly, you assume the risk that the market value of the common stock may decline and that the decline could be substantial.

The equity units provide limited settlement rate adjustments, and our concurrent convertible notes offering or another event could occur that adversely affects the value of the equity units or our common stock but that does not result in an adjustment to the settlement rate.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other acts. See “Description of the purchase contracts—Anti-dilution adjustments.” We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for our concurrent convertible notes offering or other events, including offerings of common stock by us for cash or in connection with acquisitions, employee stock option grants or ordinary dividends (at the level we currently pay). There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, we are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Corporate Units or Treasury Units.

The opportunity for equity appreciation provided by an investment in the equity units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the effective price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of     % over the reference price). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately     % of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of pricing of the Equity Units.

The trading prices for the corporate units and treasury units will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock (or securities convertible into, or that may otherwise be settled in, shares of common stock) by us in the market subsequent to the offering of the Equity Units or the perception that such sales could occur, could affect the price of our common stock. The price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. This trading activity could, in turn, affect the trading price of the Corporate Units or the Treasury Units.

If you hold corporate units or treasury units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting our common stock. You will only be entitled to rights on our common stock if and when we deliver shares of common stock upon settlement of the purchase contracts that are part of Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our restated articles of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The secondary market for the corporate units, treasury units or notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units, Treasury Units or notes. We will apply to list the Corporate Units on the New York Stock Exchange and we expect trading to begin within 30 days of the initial date of issuance of the Corporate Units. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to list the Treasury Units or the notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event a sufficient number of holders were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

Although you will be the beneficial owner of the applicable ownership interests in notes, Treasury securities or the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, a party in interest in the bankruptcy proceeding might argue that holders of notes should be treated as equity holders rather than creditors in the bankruptcy proceeding.

The purchase contract and pledge agreement will not be qualified under the trust indenture act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, custodial agent and securities intermediary will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement, the purchase contract agent or the collateral agent, custodial agent and securities intermediary. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the applicable ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

Our obligations to make payments on the notes are subordinate to our payment obligations under our senior indebtedness.

Our obligations under the notes are unsecured and rank junior in right of payment to all of our existing and future senior indebtedness. See “Description of the notes—Subordination” for the definition of “senior indebtedness.” This means that, unless all senior indebtedness is repaid in full, we cannot make any payments on the notes if our unsecured indebtedness for borrowed money is accelerated, in the event of our bankruptcy, insolvency or liquidation or in the event of the acceleration of the notes. As of December 31, 2008, we had $4.6 billion of outstanding indebtedness on a consolidated basis, all of which was senior indebtedness. In addition, concurrently with this offering, we are offering $100,000,000 in aggregate principal amount of convertible notes (or $115,000,000 if the underwriters in that offering exercise their over-allotment option in full). If consummated, the convertible notes will constitute senior indebtedness, and will rank senior to our obligations under the notes. See “Summary—The offering—concurrent convertible senior note offering” above.

Our obligations under the notes are also effectively subordinated to our subsidiaries’ obligations. As of December 31, 2008, our subsidiaries had approximately $434 million aggregate principal amount of third-party indebtedness outstanding, as well as other liabilities. Substantially all of our existing indebtedness is senior indebtedness. The terms of the subordinated indenture do not limit our ability to incur additional debt, including secured or unsecured debt that will rank senior to the notes and purchase contracts.

In connection with a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its reasonable efforts to sell the notes included in the remarketing. In connection with the remarketing, we and the remarketing agent may materially change the terms of the notes, including their interest rate, interest payment dates, maturity date, ranking and optional redemption terms. If the remarketing is successful, the modified terms will apply to all the notes, even if they were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. You may determine that the revised terms are not as favorable to you as you would deem appropriate.

If we exercise our right to defer interest payments on the notes, the market price of the corporate units is likely to be adversely affected.

Prior to March 31, 2012, we may at our option defer interest payments on the notes for one or more consecutive interest periods. During any such deferral period, holders of the notes will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest) in cash or in additional notes within 30 days of the deferral period end date. If we exercise our right to defer interest, the market price of the Corporate Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units may be more volatile than the market prices of other securities that are not subject to optional interest deferrals. We may not be able to pay such deferred interest in the future.

The deferral of interest on the notes may have negative U.S. federal income tax consequences.

We may at our option defer the payment of all or part of the interest on the notes. If we defer interest payments on the notes, you will be required to accrue income in the form of original issue discount for U.S. federal income tax purposes with respect to the deferred interest on the notes, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Material U.S. federal income tax consequences” for a further discussion of the tax consequences of a deferral.

You may have to pay taxes with respect to distributions on our common stock that you do not receive

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. See “Description of the purchase contracts—Anti-dilution adjustments.” If the settlement rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you would be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not actually receive such gross distribution. Non-U.S. holders of the Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. federal income tax consequences—U.S. holders—Purchase contracts—Adjustment to the settlement rate” and “Material U.S. federal income tax consequences—Non-U.S. holders—Dividends.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the equity units are unclear.

The Internal Revenue Service (IRS) has issued a ruling addressing the treatment of units similar to the Equity Units. Consistent with the IRS ruling, we intend to treat the notes and the purchase contracts as separate securities and the notes as our debt instruments. However, the terms of the Equity Units differ in some respects from the units addressed by the IRS in the ruling. Accordingly, no assurance can be given that the conclusions in the ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. If the IRS were to challenge our characterization of the Equity Units successfully, the IRS’s recharacterization could adversely affect the amount, timing or character of the income, gain or loss you recognize with respect to our Equity Units and non-U.S. holders may be subject to U.S. federal withholding tax on the payments of interest on their notes.

In addition, any gain on a disposition of a note or a Corporate Unit to the extent such gain is allocable to the applicable ownership interest in notes prior to the date six months after the interest rate on the notes is reset will generally be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. See “Material U.S. federal income tax consequences.”

Interest and principal payments may be made on subordinated debt securities that rank pari passu with the notes even though interest has not been paid on the notes.

We may during a deferral period be required to make payments of interest on any subordinated debt securities that we issue that rank pari passu with the notes, which we refer to as pari passu securities, that are not made pro rata with payments of interest on the notes. The terms of the notes permit us during a deferral period:

•	to make any payment of interest or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; and

•	to pay any security at stated maturity or to redeem any securities prior thereto if necessary to avoid a breach of the instrument governing the same.

We currently do not have any pari passu securities outstanding but we may issue such securities in the future.

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading price of the corporate units, treasury units, the notes and our common stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, the notes and our common stock.

You will be required to accrue original issue discount on the notes for U.S. federal income tax purposes.

While the matter is not free from doubt, because of the manner in which the interest rate on the notes is reset, we intend to treat the notes as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in applicable Treasury regulations. Under the noncontingent bond method, a U.S. holder will accrue original issue discount in respect of the notes on a constant yield basis based on the “comparable yield” of the notes, which generally is the rate at which we would issue a fixed rate debt instrument with terms and conditions otherwise similar to the notes. As discussed more fully under “Material U.S. federal income tax consequences,” the application of the noncontingent bond method to the notes will (i) require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the notes, (ii) result in interest income being accrued by a U.S. holder in excess of interest payments actually received for all accrual periods beginning before the earlier of the reset effective date and March 31, 2012 and (iii) generally cause any gain recognized on the sale, exchange or other taxable disposition of notes to be treated as ordinary income rather than capital gain. See “Material U.S. federal income tax consequences—U.S. holders—The notes—Interest income and original issue discount.”

For additional tax-related risks, see “Material U.S. federal income tax consequences” in this prospectus supplement.

Our management will have broad discretion in allocating the net proceeds of this offering and the concurrent convertible notes offering.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering and in the convertible notes offering. Because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the proceeds, and you may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of proceeds.”

We may be unable to, or may choose not to, continue to pay dividends on our common stock at current rates or at all.

Any future payments of cash dividends will depend on our financial condition, our capital requirements and earnings, and the ability of our operating subsidiaries to distribute cash to us, as well as other factors that our board of directors may consider.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

The early settlement rights (including the fundamental change early settlement right) under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

The price of our common stock recently has been volatile. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price for our common stock has varied between a high of $36.52 (in January 2008) and a low of $8.85 (in March 2009) during the period from January 1, 2008 through March 6, 2009. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price may continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risks related to our business and industry”; variations in our quarterly operating results from expectations of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, joint ventures, capital commitments or other material developments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of December 31, 2008, we had outstanding approximately 594,215,653 shares of our common stock and options to purchase approximately 34,856,209 shares of our common stock (of which approximately 23,978,616 million were exercisable as of that date). We also had outstanding approximately 3,300,205 million stock appreciation rights as of December 31, 2008, of which approximately 2,001,247 million were exercisable. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Wisconsin law and our charter documents may impede or discourage a takeover, which could cause the market price of our shares to decline.

We are a Wisconsin corporation, and the anti-takeover provisions of Wisconsin law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders. In addition, our board of directors has the power, without shareholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors to create and issue a new series of preferred stock and certain provisions of Wisconsin law and our restated articles of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes. See “Description of capital stock” in the accompanying prospectus.

Use of proceeds

We expect the net proceeds from this offering to be approximately $      million, or approximately $      million if the underwriters’ over-allotment option is exercised in full, after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

We expect the net proceeds from the convertible notes offering to be approximately $      million, or approximately $      million if the underwriters’ over-allotment option is exercised in full, after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the concurrent offering of convertible notes for general corporate purposes, including to repay short-term indebtedness that we have incurred to finance working capital requirements. As of February 27, 2009, we had various forms of short-term indebtedness that carried a weighted average annual interest rate of 1.95% and a weighted average maturity of 55 days. Pending such use, we intend to invest the net proceeds in short-term, interest bearing securities.

We currently intend to use the proceeds from the settlement of the stock purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase shares of our common stock.

Ratio of earnings to fixed charges

The following table sets forth the ratio of earnings to fixed charges for us for each year in the five year period ended September 30, 2008, and for the three months ended December 31, 2008.

Year ended September 30,					Three months ended
2004	2005	2006	2007	2008	December 31, 2008

6.1x	5.5x	4.1x	5.0x	4.1x	(0.6)x(1)

(1)	Total earnings were insufficient to cover fixed charges by $173 million for the three months ended December 31, 2008.

For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of December 31, 2008 on an:

•	actual basis;

•	as adjusted to reflect the issuance and sale of the equity units offered hereby; and

•	as further adjusted to reflect the concurrent issuance and sale of the convertible notes.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

($ in millions)	As of December 31, 2008
(unaudited)	Actual	As adjusted	As further adjusted

Cash and cash equivalents(1)	$202	$602	$702

Short-term debt	$985	$985	$985
Long-term debt:
% convertible senior notes due 2012(2)	—	—	100
% subordinated notes due 2042(3)	—	380	380
Other	3,628	3,628	3,628

Total long-term debt	3,628	4,008	4,108
Shareholders’ equity
Common stock, $0.01 7/18 par value per share	8	8	8
Capital in excess of par value(4)	1,556	1,576	1,576
Retained earnings	6,616	6,616	6,616
Treasury stock, at cost	(102)	(102)	(102)
Accumulated other comprehensive income	235	235	235

Total shareholders’ equity	8,313	8,333	8,333

Total capitalization (including short-term debt)	$12,926	$13,326	$13,426

(1)	The as adjusted cash and cash equivalents amount represents gross proceeds of $400 from this offering and would be $662 if the underwriters in this offering exercise their over-allotment option in full. The as further adjusted cash and cash equivalents amount represents gross proceeds of $400 from this offering and $100 from the concurrent convertible note offering, and would be $777 if the underwriters in this offering and the underwriters in the concurrent convertible note offering both exercise their over-allotment options in full.

(2)	The as further adjusted amount will be $115 if the underwriters exercise their over-allotment option in full.

(3)	The % subordinated notes due 2042 are a component of the equity units. The as adjusted and as further adjusted amounts would be $437 if the underwriters exercise their over-allotment option in full. The as adjusted and as further adjusted amounts assume that 95% of the issue price of a Corporate Unit is allocable to the ownership interest in a note and 5% is allocable to the purchase contract. If 90% of the issue price of a Corporate Unit were allocable to the ownership interest in a note and 10% were allocable to the purchase contract, then the as adjusted and as further adjusted amounts would be $360 (or $414 if the underwriters exercise their over-allotment option in full). If 99% of the issue price of a Corporate Unit were allocable to the ownership interest in a note and 1% were allocated to the purchase contract, then the as adjusted and as further adjusted amounts would be $396 (or $455 if the underwriters exercise their over-allotment option in full).

(4)	The as adjusted and as further adjusted amounts would be $1,579 if the underwriters exercise their over-allotment option in full. The as adjusted and as further adjusted amounts assume that 95% of the issue price of a Corporate Unit is allocable to the ownership interest in a note and 5% is allocable to the purchase contract. If 90% of the issue price of a Corporate Unit were allocable to the ownership interest in a note and 10% were allocable to the purchase contract, then the as adjusted and as further adjusted amounts would be $1,596 (or $1,602 if the underwriters exercise their over-allotment option in full). If 99% of the issue price of a Corporate Unit were allocable to the ownership interest in a note and 1% were allocated to the purchase contract, then the as adjusted and as further adjusted amounts would be $1,560 (or $1,561 if the underwriters exercise their over-allotment option in full).

Price range of common stock and dividends

Our common stock is listed on the New York Stock Exchange under the symbol “JCI.” The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the New York Stock Exchange and dividends for the quarters indicated. The closing price of a share of our common stock on March 6, 2009 was $9.13.

			Dividend
	Price range of common stock		declared
	High	Low	per share

Fiscal 2007
First quarter	$29.48	$23.84	$0.11
Second quarter	33.22	28.09	0.11
Third quarter	39.25	31.35	0.11
Fourth quarter	43.07	33.17	0.11
Fiscal 2008
First quarter	44.46	35.15	0.13
Second quarter	36.52	29.47	0.13
Third quarter	36.49	28.57	0.13
Fourth quarter	36.00	26.00	0.13
Fiscal 2009
First quarter	30.01	13.65	0.13
Second quarter (through March 6, 2009)	19.64	8.85	0.13

The number of registered shareholders of our common stock at December 31, 2008, was 47,450. Our board of directors expects to continue our policy of paying regular cash dividends, in its discretion and in light of all relevant factors, although there is no assurance as to future dividends because they are dependent on our future earnings, capital requirements and financial condition.

Accounting treatment

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the notes in proportion to their respective fair market values at the time of issuance.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the “if-converted” method. Under this method, if dilutive, the common stock is assumed issued and included in calculating diluted earnings per share. The number of shares of common stock used in calculating diluted earnings per share is based on the beginning stock price for the reporting period and the settlement formula applied at the end of the reporting period. In addition, if dilutive, the interest expense, net of tax, related to the notes will be added back to the numerator in calculating diluted earnings per share.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups.

Description of the equity units

The following description of the terms of the Equity Units supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Equity Units set forth in the accompanying prospectus, to which we refer you. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Equity Units but is not complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer to Johnson Controls, Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

We will issue the Equity Units under the purchase contract and pledge agreement among us, U.S. Bank National Association, in its capacity as the purchase contract agent, and U.S. Bank National Association, in its capacity as the collateral agent, custodial agent and securities intermediary. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 8,000,000 Corporate Units (or 9,200,000 Corporate Units if the underwriters exercise in full their option to purchase additional Equity Units), each with a stated amount of $50.

Corporate units

Each Corporate Unit consists of:

(a) a purchase contract under which the holder will agree to purchase from us, and we will agree to sell to the holder, not later than March 31, 2012, which we refer to as the purchase contract settlement date, for $50 in cash, which we refer to as the purchase contract settlement price, a number of newly issued shares of our common stock equal to the settlement rate described below under “Description of the purchase contracts—Purchase of common stock,” which we refer to as the settlement rate, subject to anti-dilution adjustments under the circumstances set forth under “Description of the purchase contracts—Anti-dilution adjustments,” and

(b) either:

(1)	1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount % subordinated note due March 31, 2042 issued by us, or

(2)	following a successful remarketing of the notes during the period for early remarketing described under “Description of the purchase contracts—Remarketing” below, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

Because each note has a principal amount of $1,000, a holder of one Corporate Unit will not hold that note directly. Instead, a holder will own, as described above, a 1/20, or 5.0%, beneficial interest in the note that is a component of the Corporate Unit. Upon a successful remarketing during the period for early remarketing, however, the notes that are components of the Corporate Units will be sold in the remarketing and will be replaced by the Treasury portfolio. This is a portfolio of U.S. Treasury securities which, in the aggregate, will (i) produce sufficient cash to make the remaining interest payments on the notes as if they remained part of the Corporate Units and (ii) pay the purchase contract settlement price. Because each Treasury security in the Treasury portfolio is issued in $1,000 denominations, a holder will not own the

Treasury security directly, but will own an “applicable ownership interest” in the Treasury portfolio. The “applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

•	a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on March 31, 2012, and

•	with respect to the originally scheduled quarterly interest payment date on the notes that would have occurred on March 31, 2012, an undivided beneficial ownership interest in a $1,000 interest or principal strip of U.S. Treasury security that matures on March 31, 2012 in an amount equal to the interest payment that would be due on March 31, 2012 on a 1/20, or 5.0%, beneficial ownership interest in $1,000 principal amount of the notes.

The purchase price of each Equity Unit will be allocated between the related purchase contract and the related applicable ownership interest in the notes in proportion to their respective fair market values at the time of issuance. We have determined that, at the time of issuance, the fair market value of the applicable ownership interest in the notes will be $           and the fair market value of each purchase contract will be $          . This position generally will be binding on each beneficial owner of each Equity Unit but will not be binding on the IRS. See “Material U.S. federal income tax consequences—U.S. holders—Allocation of the purchase price.”

As long as a unit is in the form of a Corporate Unit, any ownership interest in a note or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit (other than the portion of the Treasury portfolio necessary to make the remaining interest payments on the notes as if they remained part of the Corporate Units) will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

Creating treasury units

Each holder of Corporate Units will have the right, at any time on or prior to 4:00 p.m. New York City time, on the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related notes held by the collateral agent, zero-coupon Treasury securities that mature on March 31, 2012 (CUSIP No. 912820 PJ0), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made; provided that no such substitution may be made during a “restricted period” described below or following a successful early remarketing as described below under “Description of the purchase contracts—Remarketing—Early remarketing.” Because Treasury securities and the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units.

The “restricted period” means the period commencing on, and including, the business day preceding any three-business day remarketing period as described under “Description of the purchase contracts—Remarketing—Early remarketing” below and ending on, and including, the later of the reset effective date and the business day following the last remarketing date during that three-business day remarketing period.

Each of these substitutions will create Treasury Units, and the applicable notes or applicable ownership interests in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

Each Treasury Unit will consist of a unit with a stated amount of $50 comprising:

(a) a purchase contract under which the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

(b) a 1/20, or 5.0%, undivided beneficial interest in a Treasury security with a principal amount of $1,000.

To create 20 Treasury Units, unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, the Corporate Unit holder must:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the Corporate Unit holder’s expense, unless otherwise owned by the holder, and

•	transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the note relating to the 20 Corporate Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related note from the pledge under the purchase contract and pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•	cancel the 20 Corporate Units,
•	transfer the related $1,000 principal amount of the note to the holder, and
•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase common stock under the related purchase contracts. The related note released to the holder thereafter will trade separately from the resulting Treasury Units.

Notwithstanding the foregoing, if the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio that is a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of           Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date). In such instance, the collateral agent will release the related applicable ownership interest in the Treasury portfolio that is a component of the Corporate Unit.

Recreating corporate units

Each holder of Treasury Units will have the right at any time on or prior to 4:00 p.m. New York City time, on the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made; provided that no such substitution may be made during the restricted period described above or following a successful early remarketing. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.

These substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

To create 20 Corporate Units, unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, the Treasury Unit holder will:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the holder’s expense unless otherwise owned by the holder, and

•	transfer 20 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited a $1,000 principal amount note with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury security from the pledge under the purchase contract and pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

•	cancel the 20 Treasury Units,
•	transfer the related Treasury security to the holder, and
•	deliver 20 Corporate Units to the holder.

The substituted note will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation to purchase common stock under the related purchase contracts.

Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current payments

Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes calculated at the rate of     % per year on the principal amount of notes subject to our right to defer these payments as described under “Description of the notes—Option to defer interest payments” and “Description of the notes—Dividend and other payment stoppages during interest deferral and under certain other circumstances” below.

There will be no distributions in respect of the Treasury securities that are components of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units were created for as long as they hold the notes.

Ranking

The notes will be issued under a subordinated indenture between us and U.S. Bank National Association, as trustee, as amended and supplemented by Supplemental Indenture No. 1 between us and the trustee.

The notes will be unsecured, will rank subordinate and junior in payment to all of our existing and future senior indebtedness, as described under “Description of the notes—Subordination,” and will be effectively subordinated to all liabilities of our subsidiaries. As of December 31, 2008, we had $4.6 billion of outstanding indebtedness on a consolidated basis, all of which was senior indebtedness. The notes may cease to be subordinated and become our senior unsecured obligations upon the reset date.

Voting and certain other rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the securities

We will apply to list the Corporate Units on the New York Stock Exchange and we expect trading on the New York Stock Exchange to begin within 30 days of the initial date of issuance of the Corporate Units. Unless and until substitution has been made as described in “—Creating treasury units” or “—Recreating corporate units,” none of the notes, the applicable ownership interests in notes or the applicable ownership interests in the Treasury portfolio will trade separately from the Corporate Units. The applicable ownership interests in notes or the applicable ownership interests in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to list the Treasury Units or the notes on the same exchange as the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Miscellaneous

We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender in the open market or by private agreement.

Description of the purchase contracts

This section summarizes some of the terms of the purchase contract and pledge agreement, purchase contracts, remarketing agreement and subordinated indenture. The following description supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the purchase contracts set forth in the accompanying prospectus, to which we refer you. This summary is not complete and should be read together with the purchase contract and pledge agreement, including the form of remarketing agreement attached thereto, and subordinated indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer to Johnson Controls, Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

Purchase of common stock

Subject to a holder’s early settlement right as described below under “—Early settlement,” and “—Early settlement upon a fundamental change,” each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the Corporate Unit or Treasury Unit to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of $50 of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated as follows:

•	If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $ , the settlement rate will be shares of our common stock (the “minimum settlement rate”), which is equal to the stated amount of $50 divided by the threshold appreciation price.

Accordingly, if the applicable market value for the common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $ , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

Accordingly, if the applicable market value for the common stock is less than the threshold appreciation price, but greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock (the “maximum settlement rate”), which is equal to the stated amount of $50 divided by the reference price.

Accordingly, if the applicable market value for the common stock is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

The maximum settlement rate, minimum settlement rate, reference price and threshold appreciation price are subject to adjustment as described under “—Anti-dilution adjustments” below. We refer to the minimum settlement rate and the maximum settlement rate collectively as the “fixed settlement rates.”

If you elect to settle your purchase contract early in the manner described under “—Early settlement” (other than in connection with a fundamental change), the number of shares of our common stock issuable upon settlement of such purchase contract will be          , the minimum settlement rate, subject to adjustment as described under “—Anti-dilution adjustments.”

“Applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price represents the last reported sale price of our common stock on the New York Stock Exchange on          , 2009. The threshold appreciation price represents a     % appreciation over the reference price.

“Closing price” of our common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is listed for trading. If the common stock is not listed for trading on a United States national or regional securities exchange, the closing price means the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

A “trading day” means a day on which our common stock:

•	is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

If our common stock is not traded on a securities exchange or quoted in the over-the-counter market, then “trading day” means “business day.”

We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the applicable market value.

On the business day immediately preceding the purchase contract settlement date, unless:

•	a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under “—Early settlement,” or “—Early settlement upon a fundamental change,”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash on the sixth business day immediately preceding the purchase contract settlement date in the manner described under “—Notice to settle with cash” or, following a failed final remarketing, on the business day immediately preceding the purchase contract settlement date in the manner described under “—Remarketing,” or

•	an event described under “—Termination” has occurred,

then the following proceeds will be applied automatically to satisfy the holder’s obligation under the purchase contracts:

•	in the case of Corporate Units where the Treasury portfolio has replaced the notes that are components of the Corporate Units, proceeds equal to the stated amount of $50 per Corporate Unit when paid at maturity of the appropriate applicable ownership interests in the Treasury portfolio,

•	in the case of Corporate Units where the Treasury portfolio has not replaced the notes that are components of the Corporate Units and there has been a successful remarketing of the notes during the final three-business day remarketing period, the portion of the proceeds from the remarketing equal to the principal amount of the notes remarketed,

•	in the case of Corporate Units where the Treasury portfolio has not replaced the notes that are components of the Corporate Units and there has not been a successful remarketing of the notes, proceeds from holders of all Corporate Units, who will be deemed to have automatically exercised their right to put their notes to us on the purchase contract settlement date at a put price equal to $1,000 per note ($50 per applicable ownership interest) plus accrued and unpaid interest, unless, prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent the purchase price in cash, and

•	in the case of Treasury Units, proceeds equal to the principal amount of the related Treasury securities, when paid at maturity.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

•	irrevocably agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, the related purchase contracts and the purchase contract and pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

•	duly appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related purchase contracts and purchase contract and pledge agreement on behalf of and in the name of the holder.

In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

•	itself as the owner of the related notes that are components of the Corporate Units, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

•	the notes as indebtedness of the Company for all U.S. federal income tax purposes.

Remarketing

Early remarketing

Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and a remarketing agent to be designated by us (which may be one of the underwriters named in this prospectus supplement), we may, at our option, elect to remarket the notes during the period (which we call the “period for early remarketing”) beginning on, and including, January 1, 2012 and ending on, and including, February 29, 2012. Any remarketing during the period for early remarketing will occur during a three-business day remarketing period consisting of three sequential possible remarketing dates selected by us and will include notes that are components of Corporate Units and the separate notes of holders that have elected to include those notes in the remarketing. During any period for early remarketing we have the right to postpone any remarketing in our absolute discretion but not, for the avoidance of doubt, during the final three-business day remarketing period. We will not attempt a remarketing if the notes have already been successfully remarketed.

On each remarketing date occurring during the period for early remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the notes remarketed equal to approximately 100% of the sum of the purchase price for the remarketing Treasury portfolio and the separate notes purchase price described below plus, at our option the applicable remarketing fee. A portion of the proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase on the reset effective date (as defined below) a remarketing Treasury portfolio consisting of:

•	interest or principal strips of U.S. Treasury securities that mature on or prior to March 31, 2012 in an aggregate amount equal to the principal amount of the notes that are components of the Corporate Units; and

•	interest or principal strips of U.S. Treasury securities that mature on or prior to March 31, 2012 in an aggregate amount equal to the aggregate interest payment that would be due on March 31, 2012 on the principal amount of the notes that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the notes.

The remarketing Treasury portfolio will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts.

We will pay the remarketing fee in connection with any remarketing unless we direct the remarketing agent to include such fee in the price of the remarketed notes and the remarketing agent is able to remarket the notes for an amount which includes such fee. In any such case, the remarketing agent may deduct the applicable remarketing fee from any amount of the proceeds from the remarketing of the notes in excess of the remarketing Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds. Corporate Unit holders whose component notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with any remarketing. The applicable remarketing fee shall be determined by negotiation with the remarketing agent.

As used in this context, “remarketing Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the reset effective date for the purchase of the remarketing Treasury portfolio described above for settlement on the reset effective date. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by us.

The amount and issue of U.S. Treasury securities (or principal or interest strips thereof) constituting the remarketing Treasury portfolio will be determined by the collateral agent in consultation with the indenture trustee.

In the event of a successful remarketing, each holder of a separate note that has been included in the remarketing will receive on the reset effective date the remarketing price per separate note, which, for each separate note, is an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of notes included in such remarketing that are held as components of Corporate Units. The “separate notes purchase price” means the amount in cash equal to the product of (i) the remarketing price per separate note and (ii) the number of notes included in such remarketing that are not part of Corporate Units, which we refer to as “separate notes.”

In connection with a successful remarketing (whether during the period for early remarketing or the final remarketing period described below), interest on the notes may be reset to a new fixed or floating rate. The interest rate on the remarketed notes will be reset to the rate determined by the remarketing agent, in consultation with us, such that the remarketing proceeds will not be less than (i) 100% of the sum of the Treasury portfolio purchase price and the separate notes purchase price plus, at our option, the applicable remarketing fee, in the case of the remarketing during the period for early remarketing, or (ii) 100% of the aggregate principal amount of the notes being remarketed plus, at our option, the applicable remarketing fee, in the case of a remarketing during the final remarketing period. Interest on the remarketed notes will be payable semi-annually if the notes are successfully remarketed at a fixed rate or quarterly if the notes are successfully remarketed at a floating rate. In addition, we:

•	may elect to change the stated maturity of the notes to any date on or after March 31, 2014 and earlier than March 31, 2042;

•	may elect to change the ranking of the notes to senior or senior subordinated obligations (including adding appropriate covenants and events of default);

•	may add to, modify or remove altogether our redemption rights on the notes; provided that there will be at least two years between the reset effective date and any modified redemption date;

•	if the notes are remarketed with a floating rate, may modify the business day and day count convention to conform to market practice for floating-rate notes bearing interest at a rate determined by reference to the applicable index; and

•	will remove interest deferral provisions of the notes.

The reset rate and interest payment dates on the notes and any elections we make above will be determined on the date that the remarketing agent is able to successfully remarket the notes, and will become effective, if the remarketing is successful, on the “reset effective date,” which will be:

•	in the case of a remarketing during the period for early remarketing, the third business day following the date on which a remarketing of the notes is successfully completed, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, or

•	in the case of a remarketing during the final three-business day remarketing period, the purchase contract settlement date.

The reset rate and interest payment dates on the notes and any elections we make above, will apply to holders of notes who do not participate in the remarketing.

If a remarketing attempt described above is unsuccessful on the first remarketing date of a three-business day remarketing period, subsequent remarketings will be attempted (unless impracticable) as described above on each of the two following remarketing dates in that three-business day remarketing period until a successful remarketing occurs. If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the notes at a price equal to or greater than 100% of the sum of the remarketing Treasury portfolio purchase price and the separate notes purchase price or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case, resulting in an unsuccessful remarketing on each of the three remarketing dates comprising the three-business day remarketing period, the notes that are components of the Corporate Units prior to the remarketing will continue to be components of the Corporate Units and additional remarketings may, subject to the next paragraph, be attempted during one or more subsequent three-business day remarketing periods as described above.

Final remarketing

Unless the notes have been successfully remarketed during the period for early remarketing, the notes that are components of Corporate Units whose holders (i) have failed to notify the purchase contract agent on or prior to the seventh business day preceding the purchase contract settlement date of their intention to settle the related purchase contracts with separate cash, or (ii) have given such notice but failed to pay the purchase price for the related purchase contracts on or prior to the sixth business day preceding the purchase contract settlement date, together with the separate notes of holders that have elected to include those notes in the remarketing, will be remarketed during a three-business day remarketing period beginning on, and including, the fifth business day, and ending on, and including, the third business day, immediately preceding the purchase contract settlement date. This three-business day remarketing period is referred to as the “final three-business day remarketing period” and we refer to the third business day immediately preceding the purchase contract settlement date as the “final remarketing date.” The “reset effective date” relating to any remarketing during the final three-business day remarketing period will be the purchase contract settlement date. In this remarketing, the remarketing agent will use its reasonable efforts to obtain a price for the notes equal to approximately 100% of the aggregate principal amount of the notes remarketed plus, at our option, the applicable remarketing fee. A portion of the proceeds from this remarketing equal to the aggregate principal amount of the notes that are components of the Corporate Units will be automatically applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock on March 31, 2012. A portion of the proceeds of this remarketing equal to the aggregate principal amount of the separate notes being remarketed will be paid to the holders of those notes on March 31, 2012.

We will pay any remarketing fee in connection with any remarketing unless we direct the remarketing agent to include such fee in the price of the remarketed notes and the remarketing agent is able to remarket the notes for an amount that includes such fee. In any such case, if a remarketing during the final three-business day remarketing period is successful, the remarketing agent may deduct the applicable remarketing fee from any amount of the proceeds in excess of the aggregate principal amount of the remarketed notes. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders. The applicable remarketing fee shall be determined by negotiation with the remarketing agent. Corporate Unit holders whose component notes are remarketed will not otherwise be responsible for the payment of any remarketing fee in connection with any remarketing.

If a remarketing attempt described above is unsuccessful on the first remarketing date of the final three-business day remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing dates in the final three-business day remarketing period until a successful remarketing occurs. If (1) despite using its reasonable efforts, the remarketing agent cannot remarket the notes during the final three-business day remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the notes or (2) the remarketing during the final three-business day remarketing period has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case, resulting in a failure of the notes to be remarketed during the final three-business day remarketing period, the holders of the notes will have the right to put their notes to us on the purchase contract settlement date, at a price equal to $1,000 per note ($50 per applicable ownership interest), plus accrued and unpaid interest. The put right of holders of notes that underlie the Corporate Units will be automatically exercised unless such holders (1) prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, provide written notice of their intention to settle the related purchase contract with separate cash, and (2) on or prior to the business day immediately preceding the purchase contract settlement date, deliver to the collateral agent $50 in cash per purchase contract. Unless a Corporate Unit holder has settled the related purchase contract with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver our common stock to such holder pursuant to the related purchase contracts. Any remaining amount of the put price following satisfaction of the purchase contract will be paid to such Corporate Unit holder. Holders do not have any put rights with respect to any additional notes issued to pay deferred interest on the notes. Holders of notes that do not underlie the Corporate Units may elect to exercise put rights with respect to their separate notes as described under “Description of the notes—Put right following a failed remarketing.”

Remarketing announcements

We will announce any remarketing of the notes on the sixth business day immediately preceding the first remarketing date of a three-business day remarketing period and, for the final three-business day remarketing period, we will announce the remarketing of the notes on the third business day immediately preceding the first remarketing date of the final three-business day remarketing period. Each such announcement (each a “remarketing announcement”) on each such date (each, a “remarketing announcement date”) shall specify:

(1) (A) if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the notes may be remarketed on any or all of the sixth, seventh or eighth business days following the remarketing announcement date, or

(B) if the remarketing announcement relates to a remarketing to occur during the final three-business day remarketing period, that the notes may be remarketed on any or all of the third, fourth or fifth business days following the remarketing announcement date,

(2) (A) if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the reset effective date will be the third business day following the remarketing date on which the notes are successfully remarketed unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, or

(B) if the remarketing announcement relates to a remarketing to occur during the final three-business day remarketing period, that the reset effective date will be March 31, 2012 if there is a successful remarketing,

(3) that the reset rate and interest payment dates for the notes will be established, and, if we elect to make any modification to the terms of the notes described above, such modified terms will be set on the remarketing date on which the notes are successfully remarketed and effective on and after the reset effective date,

(4) (A) if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that the reset rate will equal the interest rate on the notes that will enable the notes to be remarketed at a price equal to the sum of the remarketing Treasury portfolio purchase price and the separate notes purchase price plus, at our option, the applicable remarketing fee, or

(B) if the remarketing announcement relates to a remarketing to occur during the final three-business day remarketing period, that the reset rate will equal the interest rate on the notes that will enable the notes to be remarketed at a price equal to 100% of their aggregate principal amount plus, at our option, the applicable remarketing fee, and

(5) the range of possible remarketing fees.

We will cause each remarketing announcement to be published on the remarketing announcement date by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. In addition, we will request, not later than 10 business days prior to each remarketing announcement date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing. If required, we will use our commercially reasonably efforts to ensure that a registration statement with respect to the full principal amount of the notes to be remarketed is effective such that the remarketing agent may rely on it in connection with the remarketing process. If a successful remarketing occurs on a remarketing date, we will request the depositary to notify its participants holding notes of the maturity date, reset rate, interest payment dates, and any other modified terms, established for the notes during the remarketing on the business day following the remarketing date on which the notes were successfully remarketed. If a successful remarketing does not occur during a three-business day remarketing period, we will cause a notice of the unsuccessful remarketing attempt of notes to be published on the business day following the last of the three remarketing dates comprising the three-business day remarketing period (which notice, in the event of a failed remarketing on the final remarketing date, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a holder of notes wishes to exercise its right to put such notes to us), in each case, by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

In connection with a remarketing, holders of notes that do not underlie the Corporate Units may elect to have their notes remarketed as described under “Description of the notes—Remarketing.”

You may elect not to participate in any remarketing and to retain the principal amount of notes underlying the applicable ownership interests in notes comprising part of your Corporate Units by:

•	creating Treasury Units as described under “Description of the equity units—Creating treasury units”;

•	settling your purchase contracts early as described under “—Early settlement”; or

•	settling your purchase contract with separate cash as described below under “—Notice to settle with cash.”

For the avoidance of doubt, we need not give any notice in the event that we decide not to elect to remarket the notes during the period for early remarketing.

Notice to settle with cash

Unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must (A) notify the purchase contract agent by presenting and surrendering at the offices of the purchase contract agent (i) the Corporate Unit certificate evidencing the Corporate Unit, if the Corporate Units are in certificated form, and (ii) the form of “Notice of Cash Settlement,” substantially in the form attached to the Purchase Contract and Pledge Agreement, completed and executed as indicated on or prior to 4:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date and (B) deliver the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the sixth business day immediately preceding the purchase contract settlement date. If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the sixth business day immediately preceding the purchase contract settlement date, such holder’s notes will be included in the remarketing of notes during the final three-business day remarketing period beginning on the fifth business day immediately preceding the purchase contract settlement date.

Early settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to 4:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date, other than during a restricted period (as defined under “Description of the equity units—Creating treasury units”) or following the effectiveness of a fundamental change in which case “—Early settlement upon a fundamental change” below will apply. Holders may effect such settlement by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of “Election to Settle Early” on the reverse side of such certificate, duly completed and accompanied by payment to us in immediately available funds of an amount equal to the stated amount of $50 times the number of purchase contracts being settled.

Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of           Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date). Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, (1) we will use our commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development with respect to us that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement becomes effective.

Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

•	the holder will receive the minimum settlement rate of newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under “—Anti-dilution adjustments,” accompanied by an appropriate prospectus if required by law, and

•	the notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest.

If the purchase contract agent receives a Corporate Unit certificate or Treasury Unit certificate, if they are in certificated form, accompanied by the completed “Election to Settle Early” on the reverse side of such certificate, and the required immediately available funds, from a holder of Corporate Units or Treasury Units by 4:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after 4:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the aggregate principal amount of notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the purchase contract and pledge agreement described in ‘‘—Pledged securities and purchase contract and pledge agreement” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.

Early settlement upon a fundamental change

If a “fundamental change” occurs (as defined below) prior to the purchase contract settlement date, then each holder of a purchase contract will have the right, on the “fundamental change early settlement date” (as defined below), to accelerate and settle such contract early at the “fundamental change early settlement rate” described below. We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of a fundamental change within 15 business days after its occurrence. The notice will specify a date, which will be at least ten days after the date of the notice but no later than five business days prior to the purchase contract settlement date, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable fundamental change early settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, duly endorsed for transfer to us in blank with the form of “Election to Settle Early” on the reverse side of such certificate duly completed, and accompanied by payment to us in immediately available funds of an amount equal to the stated amount of $50 times the number of purchase contracts being settled.

So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement upon a fundamental change will also be governed by standing arrangements between the depositary and the purchase contract agent.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity (other than in connection with a consolidation, merger or other transaction described in clause (2) below, in which case clause (2) shall apply); or

(2) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any transaction or series of related transactions (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our common stock), in each case in which 90% or more of our common stock is exchanged for or converted into securities, cash or other property, 10% or more of which consists of securities, cash or other property that is not (or will not be immediately upon the effectiveness of such consolidation, merger or transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(3) our common stock ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (other than in connection with a consolidation, merger or other transaction described in clause (2) above, in which case clause (2) shall apply); or

(4) our shareholders vote for our liquidation, dissolution or termination.

The “fundamental change early settlement rate” will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) above and the holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share;

•	otherwise, the stock price shall be the average of the closing prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The stock prices set forth in the first column heading of the table below will be adjusted as of any date on which any fixed settlement rate is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the fixed settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the fixed settlement rate as so adjusted. The number of shares will be adjusted in the same manner as the fixed settlement rate as set forth under “—Anti-dilution adjustments.”

The following table sets forth the hypothetical stock price and the fundamental change settlement rate per $50 stated amount of Equity Units:

Effective date
Stock price	[March , 2009]	[March , 2010]	[March , 2011]	[March , 2012]

$
$
$
$
$
$
$
$
$
$
$
$

The exact stock prices and effective dates may not be set forth in the table above, in which case

•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower stock price amounts and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $ per share (subject to adjustment), the fundamental change early settlement rate will be the minimum settlement rate.

•	If the stock price is less than $ per share (subject to adjustment), which we refer to as the minimum stock price, the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

If you exercise the fundamental change early settlement right, we will (or will cause the collateral agent to) deliver to you on the fundamental change early settlement date:

•	the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change at the fundamental change early settlement rate, and

•	the notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to your Corporate or Treasury Units, free and clear of our security interest.

If the fundamental change causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) and you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date consideration in the types and amounts as is proportional to the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development with respect to us that has not yet been publicly disclosed, we will not be required to provide such a prospectus supplement, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement becomes effective.

If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date). Otherwise, a holder of                 Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units, as the case may be.

Anti-dilution adjustments

Each fixed settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

(a) The payment of dividends of common stock and distributions of shares of common stock on the outstanding shares of common stock (including any annual stock dividend), in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the sum of the number of shares of our common stock outstanding at the close of business on the record date plus the total number of shares constituting such dividend or other distribution, and

•	the denominator of which will be the number of shares of our common stock outstanding at the close of business on the record date.

(b) The issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof, in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the sum of the number of shares of our common stock outstanding at the close of business on the record date plus the number of shares of our common stock so offered for subscription or purchase, and

•	the denominator of which will be the number of shares of our common stock outstanding at the close of business on the record date plus the number of shares of our common stock which the aggregate of the offering price of the total number of shares of our common stock so offered for subscription or purchase would purchase at the current market price.

(c) Subdivisions, splits or reclassifications of shares of common stock, in which event each fixed settlement rate will be proportionately increased, and, conversely, if outstanding shares of our common stock are combined into a smaller number of shares of our common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately decreased.

(d) Distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding (i) any dividend or distribution covered by clause (a) or (b) above, (ii) any dividend or distribution paid exclusively in cash and (iii) any spin-off to which the provisions in the immediately succeeding paragraph apply), in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the current market price of our common stock, and

•	the denominator of which will be the current market price of our common stock minus the fair market value, as determined by our board of directors, of the portion of the distribution applicable to one share of common stock.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or when issued will be, traded on a U.S. securities exchange, each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the sum of (i) the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period (the “relevant period”) commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such dividend or distribution is listed or quoted and (ii) the average of the closing prices of one share of our common stock over the relevant period, and

•	the denominator of which will be the average of the closing prices of one share of our common stock over the relevant period.

(e) We make a distribution consisting exclusively of cash to all holders of our common stock, excluding any dividend or distribution in connection with our liquidation, dissolution or termination, in an amount per share that exceeds $0.13 per quarter (such per share amount, the “reference dividend”) in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the current market price per share of our common stock, and

•	the denominator of which will be the current market price per share of our common stock minus the amount per share of such dividend or distribution in excess of the reference dividend.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, but no adjustment will be made to the reference dividend for any adjustment made to the fixed settlement rates pursuant to this clause (e).

(f) The successful completion of a tender or exchange offer made by us or any of our subsidiaries for our common stock to the extent that the cash and the value of any other consideration included in the payment per share of common stock exceeds the average of the closing price of our common stock for each of the five consecutive trading days next succeeding the last date on which tenders or exchanges may be made under such tender or exchange offer (the “expiration time”), in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock that we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding at the expiration time less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer, and

•	the denominator of which will be the product of the number of shares of our common stock outstanding at the expiration time, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration time.

The “current market price” per share of common stock on any day means the average of the daily closing prices on each of the five consecutive trading days ending the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring the computation.

The term “ex date,” when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

We currently do not have a rights plan with respect to our common stock. To the extent that we have a rights plan in effect upon settlement of a purchase contract, you will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (d) above.

In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. If any such reclassification, consolidation, merger, sale or transfer of assets or other transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), each purchase contract then outstanding would become a contract to purchase the amount of other securities, cash and/or property as is proportional to the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. Upon the occurrence of any such transaction, on the purchase contract settlement date the settlement rate will be determined based on the securities, cash or property a holder of our common stock would have received when such transaction occurred.

If at any time we make a distribution of property to our shareholders that would be taxable to the shareholders as a dividend for U.S. federal income tax purposes (e.g., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the fixed settlement rate adjustment provisions of the purchase contract and pledge agreement, the settlement rate is increased, this increase will likely give rise to a taxable dividend to holders of Corporate Units or Treasury Units; certain other adjustments to the settlement rate may also give rise to a taxable dividend to holders of Corporate Units or Treasury Units, see “Material U.S. federal income tax consequences—U.S. holders—Purchase contracts—Adjustment to the settlement rate” in this prospectus supplement.

In addition, we may make increases in each fixed settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000 of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both of the fixed settlement rates. If any adjustment is not required to be made because it would not change one or both of the settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that effect shall be given to all anti-dilution adjustments no later than the close of business on the business day immediately preceding the first trading day in the 20 consecutive trading days during which the “applicable market value” is determined (or, if earlier, the close of business on the business day immediately preceding the date on which the fundamental change early settlement rate is determined).

We will be required, within ten business days following the adjustment to each fixed settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to each fixed settlement rate was determined and setting forth the revised settlement rate.

The fixed settlement rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock upon any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value of the common stock;

•	for accumulated and unpaid dividends;

•	upon the issuance of shares of our common stock or securities convertible into, or exercisable or exchangeable for, common stock, in public or private transactions, for consideration in cash or property, at any price we deem appropriate; or

•	the issuance of any shares of common stock upon the exercise or conversion of any right, warrant or option described in clause (b) above.

Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to each fixed settlement rate will also result in a corresponding inverse adjustment to the reference price and threshold appreciation price.

Generally, the settlement rate will not be adjusted if holders are permitted to participate in the transaction that gives rise to the adjustment on an “if converted“ basis, and such holders receive any distributed assets or securities at the same time as the holders of our common stock.

Termination

The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock, will immediately and automatically terminate, without any further action, upon the occurrence of a bankruptcy, insolvency or reorganization under the U.S. Bankruptcy Code of Johnson Controls, Inc. (and not, for the avoidance of doubt, Johnson Controls, Inc.’s subsidiaries). In the event of such a termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization under the U.S. Bankruptcy Code, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of common stock.

Upon any termination, the collateral agent will release the aggregate principal amount of notes underlying the applicable ownership interests in notes, the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interests in the Treasury portfolio or the Treasury securities, to the purchase contract agent’s disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

Pledged securities and the purchase contract and pledge agreement

Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the purchase contract and pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the purchase contract and pledge agreement.

No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

•	to substitute Treasury securities for the related notes or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided for under “Description of the equity units—Creating treasury units,”

•	to substitute notes or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under “Description of the equity units—Recreating corporate units,” or

•	upon the termination, cash settlement or early settlement of the related purchase contracts.

Subject to the security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes that are components of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain provisions of the purchase contract and pledge agreement—General,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-entry system

The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act initially as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange and the Financial Industry Regulatory Authority. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered. The purchase contract and pledge agreement permits us to determine at any time and in our sole discretion that Corporate Units or Treasury Units shall no longer be represented by global certificates. We understand that under DTC’s current practices it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

•	will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or of the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Certain provisions of the purchase contract and
pledge agreement

This section summarizes some of the other terms of the purchase contract and pledge agreement. This summary is not complete and should be read together with the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer to Johnson Controls, Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

General

Except as described in “Description of the purchase contracts—Book-entry system,” payments on the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the purchase contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and if a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase shares of our common stock.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions; provided that such action shall not materially adversely affect the interest of the holders.

For purposes of the immediately preceding bullet, any amendment made solely to conform the provisions of the purchase contract and pledge agreement to this prospectus supplement will be deemed not to materially adversely affect the interests of holders.

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding to modify the terms of the purchase contracts or the purchase contract and pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	subject to our right to defer payments, change any payment date,

•	change the amount or type of collateral required to be pledged to secure a holder’s obligation under the purchase contract and pledge agreement (other than a substitution of notes, Treasury securities, or the Treasury portfolio, as described in this prospectus supplement), impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities,

•	impair the right to institute suit for the enforcement of the purchase contract,

•	reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or fundamental change early settlement or otherwise adversely affect the holder’s rights under the purchase contract, or

•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract and pledge agreement.

If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No consent to assumption

Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract and pledge agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, merger, sale or conveyance

We will covenant in the purchase contract and pledge agreement that we will not merge with or into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1)(a) we will be the surviving entity or (b) the successor entity will be an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement (if we have executed a remarketing agreement on or prior to the time of the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance) and (2) we are not or, if we will not be the surviving entity, the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of equity unit certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that have been destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, security and/or an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and security or indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing law

The purchase contract and pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information concerning the purchase contract agent

U.S. Bank National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract and pledge agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

U.S. Bank National Association maintains commercial banking relationships with us.

Information concerning the collateral agent

U.S. Bank National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Because U.S. Bank National Association is serving as both the collateral agent and the purchase contract agent, if an event of default occurs under the indenture or a collateral event of default occurs under the purchase contract and pledge agreement, U.S. Bank National Association will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses, other than underwriters’ expenses (including counsel), related to the offering of the Corporate Units, the retention of the collateral agent, the purchase contract agent, the custodial agent and the securities intermediary. However, should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

Description of the notes

The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes set forth in the accompanying prospectus, to which we refer you. This summary is not complete and should be read together with the subordinated indenture and the supplemental indenture establishing the terms of the notes, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. In this summary, we refer to the subordinated indenture and the supplemental indenture establishing the terms of the notes, collectively, as the indenture. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer to Johnson Controls, Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

General

The notes will be issued under a subordinated indenture between us and U.S. Bank National Association, as “trustee,” as amended and supplemented by supplemental indenture No. 1 between us and the trustee (as so amended and supplemented, the “indenture”). The notes will be issued in one series initially due March 31, 2042.

The notes will be issued in an aggregate principal amount of $400,000,000. If the underwriters exercise their over-allotment option to purchase additional Corporate Units in full, up to an additional $460,000,000 aggregate principal amount of the notes will be issued. In addition, without the consent of the holders, we can from time to time issue additional notes in an aggregate principal amount determined by us.

A portion of our consolidated assets are held by our subsidiaries, and our subsidiaries generate a portion of our operating income and cash flow. As a result, our ability to service our debt depends partially on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements and other business considerations, may limit our ability to obtain cash from our subsidiaries that we may require to pay our debt service obligations, including payments on the notes. In addition, the notes will be effectively subordinated to all of the liabilities of our subsidiaries with regard to the assets and earnings of our subsidiaries, and will be effectively junior in right of payment to any of our secured debt.

The trustee will initially be the security registrar and the paying agent for the notes. Notes forming a part of the Corporate Units will be issued in fully registered certificated form, without coupons, and will be in denominations of $1,000 and integral multiples of $1,000.

The notes may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with any registration of transfer or exchange of the notes, at the office described below. Payments on notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the trustee as that office for purposes of registering transfers and exchange of the notes.

The notes will not be subject to a sinking fund provision. The entire principal amount of the notes will mature and initially become due and payable, together with any accrued and unpaid interest thereon, on March 31, 2042. In connection with a remarketing of the notes, we may elect to move the maturity date up to a date no earlier than the date two years after the purchase contract settlement date. As described below under “—Put right following a failed remarketing,” holders of separate notes will have the right to require us to purchase their notes under certain circumstances.

Except as set forth under “—Put right following a failed remarketing,” and “—Dividend and other payment stoppages during interest deferral and under certain other circumstances,” the indenture will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness or the redemption or repurchase of securities by us.

The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

Ranking

The notes will be our subordinated obligations. The notes are subordinated in right of payment to all “senior indebtedness,” as defined under “—Subordination.” We may issue additional series of subordinated notes that rank pari passu with the notes. We may change the ranking of the notes to senior or senior subordinated obligations in connection with a successful remarketing. See “—Modification of the terms of the notes in connection with a successful remarketing.”

Interest

Each note will bear interest, from the issuance date at the rate of     % per year to, but excluding, the reset effective date or, if no successful remarketing of the notes occurs, March 31, 2042. Interest will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing June 30, 2009, to the person in whose name the note is registered at the close of business on the 15th day of the month in which the relevant interest payment date falls (unless otherwise specified).

Following a successful remarketing of the notes, all of the notes will bear interest from the reset effective date at the reset rate to, but excluding, March 31, 2042 or, if we elect to make the notes mature at any time earlier than March 31, 2042, such earlier maturity date. If we elect to remarket the notes as fixed-rate notes, interest thereon will be payable on a semi-annual basis. The interest payment dates will not change if we elect for the notes to bear interest at a floating rate if successfully remarketed. If a successful remarketing of the notes does not occur, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, payable quarterly in arrears.

The amount of interest payable on the notes for any period will be computed (1) for any full quarterly or semi-annual period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such originally scheduled date. However, if payment on the next business day causes the interest payable on such date to be paid in the next calendar year, then payment will be on the immediately preceding business day, in each case with the same force and effect as if made on that interest payment date. If we elect to remarket the notes as floating-rate notes, we may change these conventions effective on the reset effective date so that they will be consistent for notes that bear interest at a rate based on the applicable index or base rate plus a reset spread.

Option to defer interest payments

Prior to March 31, 2012, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earlier of (x) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (y) March 31, 2014. We may pay any such deferred interest at any time prior to March 31, 2014. We refer to the earlier of the purchase contract settlement date and the reset effective date that is applicable to a period in which we are deferring interest payments as the deferral period end date.

Deferred interest on the notes will bear interest at the comparable yield applicable to the notes, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest on the notes, (ii) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (iii) March 31, 2014.

We will give the holders of the notes and the trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest in cash at any time; provided, that if any deferred interest has not been paid on or prior to the applicable deferral period end date, we must pay it, in cash or in the form of additional notes in a principal amount equal to the aggregate amount of deferred interest on such date, to the holders of the notes, whether or not they participate in any remarketing. We will set a special record date for the payment of any deferred interest, whether in cash or in the form of additional notes, that we make on a date that is not an interest payment date.

In the event that we pay any deferred interest on a note on the purchase contract settlement date or the reset effective date by issuance of additional notes, such additional notes will:

•	have a maturity date of March 31, 2014;

•	bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed [15]%), as determined by a nationally-recognized investment banking firm selected by us;

•	be subordinate and junior in right of payment to all of our then existing and future senior indebtedness and on parity with the notes (prior to any modification to the terms of the notes in connection with any remarketing of the notes, as contemplated by this prospectus supplement); and

•	be redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon to the date of redemption.

If we have paid all deferred interest on the notes, we can again defer interest payments on notes as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts on or prior to the 30th day following the deferral period end date (or paid all such deferred amounts by issuing additional notes as described above), we will be in default under the indenture. See “—Events of default.” We currently do not intend to exercise our option to defer interest on the notes.

Dividend and other payment stoppages during interest deferral and under certain other circumstances

We have agreed that:

•	until the earlier of (i) the purchase contract settlement date for the notes and (ii) the reset effective date, if:

•	an event of default has occurred and is continuing;

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced;

•	a deferral period is continuing with respect to the notes; or

•	additional notes are outstanding,

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing); or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing).

The restrictions listed above do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with:

•	any employment benefit plan or other compensatory contract or arrangement offered by us or any of our subsidiaries; or

•	a dividend reinvestment, stock purchase plan or other similar plan;

•	purchases or repurchases of shares of our capital stock pursuant to a contractually binding requirement to buy such capital stock existing prior to the commencement of the deferral period, including under a contractually binding stock repurchase plan;

•	the payment of any dividend during a deferral period within 60 days after the date of declaration thereof, if at the date of declaration no deferral period was in effect;

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of any of our subsidiaries) for or to any class or series of our capital stock or of any class or series of our indebtedness for or to any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, equity securities or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan;

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities;

•	any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the notes;

•	any payment of deferred interest or principal on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	the repayment, repurchase or redemption of any security necessary to avoid a breach of the instrument governing the same.

Market reset rate

If the remarketing of the notes is successful and the rate is reset, the reset rate, which will either be a fixed rate or an applicable index, or a base rate, plus a reset spread, will apply to all outstanding notes, whether or not the holders of all outstanding notes participated in such remarketing, and will become effective on the applicable reset effective date. The interest rate on the notes will be the reset rate determined by the remarketing agent, in consultation with us, as described under “Description of the purchase contracts—Remarketing—Early remarketing” and “Description of the purchase contracts—Remarketing—Final remarketing.”

Unless we elect for the notes to bear interest at a floating rate if successfully remarketed, from and including the reset effective date, interest on the notes will be payable semi-annually on March 31 and September 30 of each year. The interest payment dates for the notes will not change if we elect for the notes to bear interest at a floating rate if successfully remarketed.

If a successful remarketing of the notes does not occur, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, payable quarterly in arrears.

Redemption at our option

The notes will be redeemable at our option, in whole or in part, on a date (the “earliest redemption date”) not earlier than March 31, 2014, which we refer to as our “optional redemption right.” The redemption price will be the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. In connection with a successful remarketing, we may add to, modify or remove altogether our optional redemption right;

provided that there will be at least two years between the reset effective date and any modified redemption date.

We will give not less than 30 days’ nor more than 60 days’ notice of any redemption by mail to holders of the notes.

We may not redeem the notes if they have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date.

In the event of a failed final remarketing, the notes provide that under certain circumstances we will apply the principal amount of the notes against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures outlined in this section.

If (i) we give an irrevocable notice of redemption of the notes, and (ii) we have paid to the trustee a sufficient amount of cash in connection with the related redemption or maturity of the notes, then, on the redemption date, such trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the notes being redeemed. See “—Book-entry system.” We will also give DTC irrevocable instructions and authority pay the redemption amount in immediately available funds to the holders of beneficial interests in the global security certificates representing such notes. Distributions of interest to be paid on or before the redemption date for any notes called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the notes will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of such notes will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the immediately preceding business day, in each case with the same force and effect as if made on that payment date.

If payment of the redemption amount for any notes is improperly withheld or refused and not paid, then interest on such notes will continue to accrue and distributions on the notes will continue to accumulate at the applicable rate then borne by such notes from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If we decide to redeem fewer than all of the notes outstanding, the trustee will select the notes to be redeemed by lot, pro rata or by another method the trustee considers fair and appropriate.

Modification of the terms of the notes in connection with a successful remarketing

In connection with a successful remarketing of the notes, without the consent of any of the holders of the notes, in consultation with the remarketing agent, we may (but will not be required to) make any of the following elections:

•	change the stated maturity of the notes to any date on or after March 31, 2014 and earlier than March 31, 2042;

•	change the ranking of the notes to senior or senior subordinated obligations (including adding appropriate covenants and events of default);

•	add to, modify or remove altogether our redemption rights on the notes; provided that there will be at least two years between the reset effective date and any modified redemption date; and

•	if the notes are remarketed with a floating rate, modify the business day and day count convention to conform to market practice for floating-rate notes bearing interest at a rate determined by reference to the applicable index.

In addition, in connection with a successful remarketing of the notes, without the consent of any of the holders of the notes, we will remove interest deferral provisions of the notes.

Any such elections shall be made by irrevocable notice to the trustee, who will notify the holders of the Corporate Units and separate notes at least 15 days prior to the first of the three sequential remarketing dates of any three business day remarketing period. Any such elections will be effective on the reset effective date and will apply to all of the notes, regardless of whether the notes were included in the successful remarketing.

Remarketing

Each of the notes that are components of Corporate Units will be included in any remarketing during the period for early remarketing described under “Description of the purchase contracts—Remarketing—Early remarketing” and, if all such remarketings are unsuccessful, the final three-business day remarketing period described under “Description of the purchase contracts—Remarketing—Final remarketing”; provided, that holders of notes that are components of Corporate Units that (x) choose to settle their purchase contracts with cash, (y) notify the purchase contract agent of such election not later than the seventh business day preceding the purchase contract settlement date and (z) pay the purchase price for such purchase contracts to the securities intermediary by 11:00 a.m., New York City time, on the sixth business day preceding the purchase contract settlement date, will not have their notes that are components of the Corporate Units included in the remarketing during the final three-business day remarketing period.

Holders of separate notes also may have their separate notes remarketed in the same manner and at the same price as notes that are components of Corporate Units by either (i) recreating Corporate Units from their Treasury Units at any time prior to the first day of the restricted period described under “Description of the equity units—Creating treasury units” or (ii) delivering their notes along with a notice of election to participate in a remarketing to the custodial agent at or prior to 4:00 p.m., New York City time, on the second business day, but no earlier than the fifth business day, immediately preceding the first of the three sequential remarketing dates of any three-business day remarketing period. By delivering such notice, holders will elect to have their notes remarketed in all three remarketing attempts during the applicable three-business day remarketing period, whether such three-business day remarketing period occurs during the period for early remarketing or during the final three-business day remarketing period. The custodial agent will hold the separate notes delivered to it in an account separate from the collateral account in which the pledged securities will be held. Holders of separate notes electing to have their notes remarketed also will have the right to withdraw the election on or prior to the second business day immediately preceding the first of the three sequential remarketing dates of the applicable three-business day remarketing period. If there is a successful remarketing during the applicable three-business day remarketing period, the custodial agent will deliver, on the reset effective date, the proceeds of the sale of such separate notes to the holder who elected to have such notes remarketed. If all three remarketing attempts during the applicable three-business day remarketing period are unsuccessful, the collateral agent will return the separate notes delivered to it to their holders and, except with respect to a failed remarketing during the final three-business day remarketing period, these holders may elect to have their notes included in the remarketings during each subsequent three business day remarketing period by redelivering their notes and notice of election in the manner described in this paragraph.

In the event that all three remarketing attempts during the final three-business day remarketing period are unsuccessful, all holders of notes will have the put rights with respect to their notes described under “—Put right following a failed remarketing.”

Put right following a failed remarketing

If the notes have not been successfully remarketed prior to the purchase contract settlement date, all note holders will have the right to put their notes, but not any additional notes issued to pay deferred interest on such notes, to us on the purchase contract settlement date, at a price equal to $1,000 per note ($50 per applicable ownership interest), plus accrued and unpaid interest thereon to but excluding the date we purchase such notes. The put rights of holders of notes that are components of Corporate Units will be deemed automatically exercised as described under “Description of the purchase contracts—Remarketing—Final remarketing” unless any such holder has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date. This deemed automatic exercise has an effect similar to an automatic redemption of these notes, but we do not have to give you prior notice or follow any of the other redemption procedures outlined under “—Redemption at our option” above. See “Description of the purchase contracts—Remarketing—Final remarketing.” Holders of separate notes may exercise their put right by providing notice of such election to the indenture trustee at or prior to 11:00 a.m., New York City time, on the second business day prior to the purchase contract settlement date.

Events of default

In addition to the events of default described in the accompanying prospectus under “Description of debt securities—Events of default,” the following events shall also constitute “events of default” with respect to the notes until the purchase contract settlement date:

•	our failure to pay interest, including compounded interest, in full in cash or additional notes on any note for a period of 30 days after the purchase contract settlement date; or

•	our failure to pay the put price of any note following the exercise of the put right by any holder of notes on the date payment is due.

If we elect to change the ranking of the notes to senior or senior subordinated obligations in connection with a successful remarketing, then the “events of default” with respect to the notes may be modified to conform with our senior indenture in existence at such time.

Remedies if an event of default occurs

All remedies available upon the occurrence of an event of default under the indenture will be subject to the restrictions described below under “—Subordination” for so long as they apply. For information regarding your rights and remedies if an event of default occurs, see “Description of the debt securities—Events of default” in the accompanying prospectus.

Subordination

Holders of the notes should recognize that contractual provisions in the indenture may prohibit us from making payments on the notes. The notes are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior indebtedness, as defined in the indenture. In addition, the notes will be effectively junior in right of payment to any of our secured debt.

The indenture defines “senior indebtedness” as:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations (including conditional sales agreements or agreements or obligations to pay the deferred purchase price of property and/or services);

•	obligations under capital leases;

•	reimbursement obligations with respect to any letter of credit, banker’s acceptance, and security purchase facility or similar credit transactions;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	amendments, modifications, deferrals, renewals, extensions and refundings of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to any subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of Johnson Controls, Inc., whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors generally or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the notes will be entitled to receive any payment in respect of the notes.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of the notes will be entitled to receive any payment in respect of their notes. In the event that the principal of the notes is declared due and payable pursuant to the indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the notes will be entitled to receive any payment in respect of their notes.

This subordination will not prevent the occurrence of any event of default with respect to the notes. There is no limitation on the issuance of additional senior indebtedness in the indenture. As of December 31, 2008, we had approximately $4.6 billion of outstanding senior indebtedness. In addition, concurrently with this offering, we are offering $100,000,000 in aggregate principal amount of convertible notes (or $115,000,000 if the underwriters in that offering exercise their over-allotment option in full). If consummated, the convertible notes will constitute senior indebtedness, and will rank senior to our obligations under the notes. See “Summary—The offering—Concurrent convertible senior note offering” above.

Modification

In addition to the modification provisions described in the accompanying prospectus under “Description of the debt securities—Modification of the indentures,” without the consent of each holder of a note, no modification may:

•	modify the put right of holders of separate notes upon a failed remarketing; or

•	modify the rate reset or remarketing provisions of the notes, it being understood that any modification of the ranking provisions (along with the related modification of the covenants and the events of default), elimination of the interest deferral provisions, any reset of the interest rate or modification of the maturity date or redemption provisions of the notes in connection with a successful remarketing is permitted under the indenture and does not require any modification to the provisions of the indenture.

Defeasance

After the purchase contract settlement date, if we deposit with the trustee lawful money or government securities (or a combination of the two) sufficient to make payments on the notes on the dates those payments are due and payable, then, at our option and subject to the satisfaction of certain conditions, either of the following will occur:

•	we will be discharged from our obligations with respect to the notes (“legal defeasance”), or

•	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the restrictions described under “Description of the debt securities—Covenants applicable to senior debt securities” and “Description of the debt securities—Merger” in the accompanying prospectus will no longer apply to us, but some of our other obligations under the indenture and the notes, including our obligation to make payments on those notes, will survive (“covenant defeasance”).

If we elect covenant defeasance, the holders of the notes will not be entitled to the benefits of the indenture, except for:

•	our obligations to duly and punctually pay the principal of and premium, if any, and interest on the notes if the notes are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Description of the debt securities—Events of default” in the accompanying prospectus; and

•	other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and the redemption provisions of the indenture.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of any defeasance with respect to the notes, the notes then outstanding will cease to be subordinated.

Satisfaction and discharge

Upon the satisfaction of specified conditions, we may discharge our obligations under the indenture with respect to the notes while notes remain outstanding if (1) all outstanding notes issued under the indenture have become due and payable, (2) all outstanding notes issued under the indenture have or will become due and payable at their scheduled maturity within one year, or (3) all outstanding notes issued under the indenture are to be called for redemption within one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes issued under the indenture on the date of their scheduled maturity or the scheduled date of redemption.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the notes from any nationally-recognized exchange on which they are listed, if any.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

About the trustee

U.S. Bank National Association is the trustee under the indenture and will be the principal paying agent and registrar for the notes. U.S. Bank National Association will also act as purchase contract agent in connection with the Equity Units. As of December 31, 2008, the trustee served as trustee for approximately $2.7 billion aggregate principal amount of our debt securities. In addition, the trustee serves as trustee for debt securities issued by or on behalf of our subsidiaries, aggregating approximately $100 million as of December 31, 2008.

We and our affiliates utilize a full range of treasury services, including investment management and banking services, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and specified related matters. See “Certain provisions of purchase contract and the pledge agreement—Information concerning the purchase contract agent” in this prospectus supplement and “Description of the debt securities—Concerning the trustee” in the accompanying prospectus.

Agreement by purchasers of certain tax treatment

Each note will provide that, by acceptance of the note or a beneficial interest therein, you intend that the note constitutes debt and you agree to treat it as debt for U.S. federal, state and local tax purposes in the manner described under “Material U.S. federal income tax consequences.”

Book-entry system

Notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee. For additional information concerning the depositary and its book-entry system, see “Description of the purchase contracts—Book-entry system.”

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered,

•	to the extent permitted by the depositary, we in our sole discretion determine that the global securities shall be exchangeable, or

•	an event of default occurs and is continuing with respect to the notes;

certificates for the notes will be printed and delivered in exchange for beneficial interests in the global security certificates. We understand that under DTC’s current practices it would notify its participants of our request, but will only withdraw beneficial interests from the global certificates at the request of each DTC participant. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates. In addition, as noted above, interests in global securities may be exchanged for notes in certificated form in connection with the recreation of Corporate Units.

Material U.S. federal income tax consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units, the ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit and shares of our common stock acquired under the purchase contracts. This summary applies only to initial holders that acquire Equity Units at the “issue price” in this Offering (which is the first price at which a substantial amount of the Equity Units is sold for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts and shares of our common stock as capital assets (generally, for investment purposes). This summary is based upon the Internal Revenue Code of 1986, as amended (“Code”), existing and proposed Treasury regulations, administrative pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect, and all of which may be subject to change (possibly on a retroactive basis) and differing interpretations.

As used herein, the term “U.S. holder” means a beneficial owner of Equity Units that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; and (iv) a trust if (A) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996 and has a valid election in place to be treated as a U.S. person. A “non-U.S. holder” is a beneficial owner of Equity Units that is neither a U.S. holder nor an entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity.”

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships that invest in Equity Units and partners of such partnerships should consult their own tax advisors.

The U.S. federal income tax treatment of holders varies depending on their particular situations, and this summary does not address all of the U.S. federal tax considerations that may be applicable to those particular situations. This summary also does not deal with special classes of holders. For example, this summary does not address:

•	U.S. federal income tax consequences to persons who may be subject to special tax treatment, such as certain financial institutions, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities, traders that elect to use a mark-to-market method of accounting with respect to their securities holdings, tax-exempt investors and U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. federal income tax consequences to persons who hold Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities,

purchase contracts or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated transaction for U.S. federal income tax purposes;

•	U.S. federal income tax consequences to non-U.S. holders that are: (i) engaged in a trade or business in the United States; (ii) controlled foreign corporations; or (iii) passive foreign investment companies;

•	U.S. federal income tax consequences to any non-U.S. holder that actually or constructively owns 10% or more of the total combined voting power of all classes of our stock;

•	any alternative minimum tax, gift tax or estate tax consequences; or

•	any state, local or non-U.S. tax consequences.

Taxation of equity units

The IRS has issued a ruling addressing certain aspects of instruments similar to the Equity Units. In the ruling, the IRS concluded that an interest in a unit would be treated for U.S. federal income tax purposes as a separate interest in the note and a separate interest in the purchase contract that comprised a unit. Moreover, the IRS concluded that the notes were debt for U.S. federal income tax purposes. However, the terms of the Equity Units differ in some respects from the units addressed by the IRS in the ruling. There is no assurance that the IRS or a court will agree with the U.S. federal income tax consequences described below in the context of this offering of Equity Units. Prospective investors should consult their own tax advisors with respect to the U.S. federal income and other tax consequences to them of purchasing, owning and disposing of the notes, Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit and shares of our common stock, including the tax consequences under state, local and non-U.S. income and other tax laws and the possible effects of changes in the U.S. federal income or other tax laws.

U.S. holders

Ownership of interests in the notes, treasury securities or treasury portfolio

We and, by acquiring Equity Units each U.S. holder agree to treat the ownership interests in the notes, Treasury securities or applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units, as the case may be, as owned by such holder for all tax purposes, and the remainder of this summary assumes such treatment.

Allocation of the purchase price

A U.S. holder’s acquisition of a Corporate Unit will be treated as an acquisition of an ownership interest in a note and the purchase contract constituting the Corporate Unit and the purchase price of each Corporate Unit will be allocated between the ownership interest in a note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder’s initial tax basis in the ownership interest in a note and purchase contract. We have determined that          % of the issue price of a Corporate Unit is allocable to the ownership interest in a note, and          % is allocable to the purchase contract. Each U.S. holder, by purchasing a Corporate Unit, will be deemed to have agreed to our allocation of the purchase price, although the IRS will not be bound by such allocation. The remainder of this discussion assumes that our allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, exchange or other taxable disposition of equity units

Upon a sale, exchange or other taxable disposition of an Equity Unit, a U.S. holder will be treated as having disposed of the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, that constitute the Equity Unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, in proportion to their respective fair market values at the time of disposition. A U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds allocable to each of the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, and such U.S. holder’s adjusted tax basis in each of the purchase contract, ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be.

Any such gain or loss attributable to the purchase contract will be capital gain or loss. If the sale, exchange or other taxable disposition of an Equity Unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value, and then to have paid such amount to be released from such U.S. holder’s obligation under the purchase contract. Any such gain or loss attributable to the applicable ownership interest in the Treasury portfolio or Treasury securities will be capital gain or loss, provided, however, that gain in respect of a Treasury security with a term of one year or less will be treated as ordinary income to the extent of any accrued “acquisition discount” (generally, the excess of the sum of all amounts payable under the Treasury security over the U.S. holder’s tax basis in such Treasury security) not previously included in gross income by the U.S. holder.

Any capital gain or loss attributable to the purchase contract or to the applicable ownership interest in the Treasury portfolio or Treasury securities generally will be long-term capital gain or loss if the U.S. holder held such purchase contract or applicable ownership interest in Treasury portfolio or Treasury securities for more than one year at the time of such disposition.

Certain non-corporate U.S. holders, including individuals, are eligible for reduced rates of U.S. federal income taxation in respect of long-term capital gain derived from the sale, exchange or other taxable disposition of a capital asset that has been held for more than one year (“long-term capital gain”). Such reduced rates currently are scheduled to increase on January 1, 2011. The deductibility of capital losses is subject to limitations under the Code.

The rules governing the determination of the character of gain or loss on the sale, exchange, or other taxable disposition of the notes are summarized under “—The notes—Sale, exchange or other taxable disposition of notes.”

U.S. holders should consult their tax advisors regarding a disposition of Equity Units at a time when the purchase contract has negative value.

The notes

We, and by acquiring Corporate Units, each U.S. holder will be deemed to have agreed to treat the notes as our indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment applies with respect to the notes for U.S. federal income tax purposes.

Interest income and original issue discount

While the matter is not free from doubt, because of the manner in which the interest rate on the notes is reset, we intend to treat the notes as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in applicable Treasury regulations, and this discussion assumes that the notes will be so treated for U.S. federal income tax purposes. Under the noncontingent bond method, a U.S. holder will accrue original issue discount in respect of the notes on a constant yield basis based on the “comparable yield” of the notes, which generally is the rate at which we would issue a fixed rate debt instrument with terms and conditions otherwise similar to the notes. As discussed more fully below, the application of the noncontingent bond method to the notes will (i) require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the notes, (ii) result in interest income being accrued by a U.S. holder in excess of interest payments actually received for all accrual periods beginning before the earlier of the reset effective date and March 31, 2012 and (iii) generally cause any gain recognized on the sale, exchange or other taxable disposition of notes to be treated as ordinary income rather than capital gain. See “—Sale, exchange or other taxable disposition of notes.”

We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the notes. We have determined that the comparable yield for the notes is     %, compounded quarterly. A copy of the projected payment schedule may be obtained by written request to us at the following address: Johnson Controls, Inc., 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Attn: Treasurer. The comparable yield and projected payment schedule are supplied by us solely for determining U.S. holders’ accrual of original issue discount and adjustments in respect of the notes in computing income under the noncontingent bond method for U.S. federal income tax purposes, and does not constitute a projection or representation as to the amounts that U.S. holders of notes actually will receive.

Original issue discount that accrues on the notes generally will be included in gross income by a U.S. holder as ordinary income, without regard to such holder’s ordinary method of tax accounting. The amount of original issue discount accruing on a note for each accrual period is determined by multiplying the comparable yield of the note (adjusted for the length of the accrual period) by the note’s adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Corporate Unit described above, the adjusted issue price of each note, per $1,000 of principal amount, at the beginning of each accrual period will be equal to $          , increased by any original issue discount previously accrued by the U.S. holder on such note and decreased by projected payments received on such note (without regard to the actual amounts received). The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the note.

If the amount of an actual payment on the notes is different from the projected payment set forth in the projected payment schedule, a U.S. holder will be required to take into account the amount of such difference for the relevant taxable year (as either a positive adjustment or negative adjustment). If the U.S. holder has a net positive adjustment for a taxable year, the net positive adjustment will be treated as additional interest income. If a net negative adjustment arises for the taxable year, the net negative adjustment first will reduce the amount of interest in respect of the note that a U.S. holder otherwise would be required to include in gross income for the taxable year, and then would give rise to an ordinary loss, but only to the extent that (i) the U.S. holder’s total previous interest inclusions in respect of the note exceed (ii) the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. Any remaining net negative adjustment for a taxable year will be carried forward to offset future interest income in respect of the note, or to reduce the amount realized on a sale, exchange or other taxable disposition of the note. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

If, after the reset effective date, the remaining amounts of principal and interest payable on the notes differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which the adjustments relate. U.S. holders generally will be bound by the comparable yield and projected payment schedule provided by us, unless our determinations are unreasonable, and in the event that a U.S. holder does not use such comparable yield and projected payment schedule to determine interest accruals, the U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must disclose this fact and its reason for such use, which disclosure typically would be made on a statement attached to the timely filed U.S. federal income tax return of the U.S. holder for the taxable year that includes the date of acquisition of Equity Units.

Sale, exchange or other taxable disposition of notes

Upon the sale, exchange, or other taxable disposition of a note (including in connection with a remarketing of the note or a redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized in the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in the note. As explained above, a net negative adjustment may be carried forward and can reduce the amount realized upon sale, exchange or other taxable disposition of a note in certain circumstances. A U.S. holder’s adjusted tax basis in a note will equal the portion of the purchase price of the Corporate Units allocated to the ownership interest in the notes, increased by the amount of any interest (including original issue discount) included in gross income by such U.S. holder with respect to the note and decreased by any projected payments received with respect to the note (without regard to the actual amounts received).

Gain recognized on the sale, exchange or other taxable disposition of a note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless, in the case of a disposition on or after the reset effective date, no further payments are due on the notes during the remainder of the six month period following the reset effective date) will be treated as ordinary interest income. Loss realized on the sale, exchange or other taxable disposition of a note before the remarketing, pursuant to the remarketing, or at any time prior to the date that is six months after the reset effective date (unless no further payments are due on the notes during the remainder of the six month period following the reset effective date) will be treated as ordinary loss to the extent of a U.S. holder’s prior net income inclusions on the note. Any loss in excess of the U.S. holder’s prior net income inclusions will be treated as capital loss.

In general, gain recognized on the sale, exchange or other taxable disposition of a note on or after the date that is six months after the reset effective date (or, if no further payments are due on the notes during the remainder of the six month period following the reset effective date, gain recognized on or after the reset effective date) will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the note over the total remaining payments set forth on the projected payment schedule for the note. Any gain recognized in excess of such amount, and any loss recognized on such a sale, exchange or other taxable disposition of a note under such circumstances, generally will be treated as capital gain or loss. Certain non-corporate U.S. holders, including individuals, are eligible for reduced rates of U.S. federal income taxation in respect of long-term capital gain, which rates currently are scheduled to increase on January 1, 2011. The deductibility of capital losses is subject to limitations under the Code.

If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or change to the maturity date of the notes in connection with the remarketing should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of the notes.

Purchase contracts

Acquisition of common stock under a purchase contract

A U.S. holder generally will not recognize gain or loss on the purchase of shares of our common stock under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of our common stock (which should be treated as paid in exchange for such fractional share). A U.S. holder’s aggregate initial tax basis in the shares of common stock received under a purchase contract generally should equal the purchase price paid for such shares of common stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis in the purchase contract (see “—U.S. holders—Allocation of the purchase price”), less the portion of such purchase price allocable to any fractional share. The holding period for shares of our common stock received under a purchase contract will commence on the day following the acquisition of such shares of common stock.

Early settlement of a purchase contract

A U.S. holder will not recognize gain or loss on the receipt of the U.S. holder’s ownership interest in the notes, Treasury securities or Treasury portfolio, as the case may be, upon early settlement of a purchase contract, and such holder’s tax basis in, and holding period for, the ownership interest in notes, Treasury securities or Treasury portfolio, as the case may be, will not be affected by the early settlement.

Termination of a purchase contract

If a purchase contract terminates, a U.S. holder will recognize a loss equal to such U.S. holder’s adjusted tax basis in the purchase contract at the time of the termination. In general, the loss will be capital loss and will be long-term capital loss if the U.S. holder held such purchase contract for more than one year at the time of such termination. The deductibility of capital losses is subject to limitations under the Code. In addition, in the event that the purchase contract agent sells any part of a U.S. holder’s interest in a Treasury security or applicable ownership interest in the Treasury portfolio in connection with a termination, such U.S. holder generally will recognize gain or loss equal to the difference between the amount received for the portion of such securities sold and such holder’s adjusted tax basis in that portion. See “—U.S. holders—Sale, exchange or other taxable disposition of equity units” above for a discussion regarding the character of any such gain or loss. A U.S. holder will not recognize gain or loss on the receipt of such U.S. holder’s ownership interest in the notes, Treasury securities or Treasury portfolio, as the case may be, upon termination of the purchase contract, and such

U.S. holder will have the same adjusted tax basis and holding period in the notes, Treasury securities or Treasury portfolio as before such termination.

Adjustment to the settlement rate

A U.S. holder might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of the adjustment (or failure to adjust) such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an adjustment to the settlement rate (or a failure to adjust the settlement rate) might give rise to a taxable dividend to a U.S. holder even though such U.S. holder would not receive any cash.

Common stock acquired under a purchase contract

Distributions on common stock

Any distribution on shares of our common stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in gross income by a U.S. holder when received. Any such dividend will be eligible for the dividends-received deduction if the U.S. holder is a qualifying corporate holder that meets certain holding period and other requirements for the dividends-received deduction. Under current law, for tax years beginning before 2011, certain non-corporate U.S. holders, including individuals, who receive dividends from us are eligible for a reduced rate of U.S. federal income taxation if certain holding period and other requirements are satisfied.

Sale, exchange or other taxable disposition of common stock

Upon a sale, exchange or other taxable disposition of shares of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in shares of our common stock (see “—Purchase contracts—Acquisition of common stock under a purchase contract”). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder held the shares for more than one year at the time of the disposition. Certain non-corporate U.S. holders, including individuals, are eligible for reduced rates of U.S. federal income taxation in respect of long-term capital gains (which rates currently are scheduled to increase on January 1, 2011). The deductibility of capital loss is subject to limitations under the Code.

The treasury portfolio

Interest income, original issue discount and acquisition discount

Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of the U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In addition, each U.S. holder will be required to treat a pro rata portion of each Treasury strip in the Treasury portfolio as a debt instrument that was originally issued on the date that the collateral agent acquired the relevant Treasury strip, and that has original issue discount equal to the U.S. holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over the U.S. holder’s pro rata portion of the purchase price for the Treasury strip. A U.S. holder, whether on the cash or accrual method of accounting, generally will be required to accrue such original issue discount into gross income on a constant yield to maturity basis.

Notwithstanding the foregoing, in the case of any Treasury security with a maturity of one year or less from the date of its issue (“short-term Treasury security”), an accrual basis U.S. holder generally will accrue into gross income the excess of the amounts payable with respect to such Treasury security over the U.S. holder’s tax basis in the short-term Treasury security (“acquisition discount”). The acquisition discount will be accrued on a straight-line basis, unless the accrual basis U.S. holder elects to accrue the acquisition discount on a constant yield to maturity basis. A cash basis U.S. holder generally will recognize the acquisition discount as ordinary income only upon payment on the short-term Treasury securities or a sale, exchange or other taxable disposition of the related Equity Unit. If a U.S. holder obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest, the U.S. holder will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury security not previously included in gross income by the U.S. holder.

A U.S. holder’s initial tax basis in its applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Such tax basis will be increased by the amount of original issue discount or acquisition discount included in gross income with respect to the Treasury portfolio, and decreased by the amount of cash received with respect to original issue discount or acquisition discount in the Treasury portfolio.

Treasury units

Substitution of treasury securities to create treasury units

A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for notes or the applicable ownership interest in the Treasury portfolio generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the notes or the applicable ownership interest in the Treasury portfolio to such U.S. holder. Rather, the U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by the U.S. holder with respect to the delivered Treasury securities and the released notes or applicable ownership interests in the Treasury portfolio, as the case may be, and the U.S. holder’s tax basis in, and holding period for, the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio (and the purchase contract) will not be affected by the delivery and release. U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

Substitution of the notes or the applicable ownership interests in the treasury portfolio to recreate corporate units

A U.S. holder of Treasury Units who delivers notes or the applicable ownership interest in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of such notes or the applicable ownership interest in the Treasury portfolio or the release of the pledged Treasury securities to such

U.S. holder. Rather, the U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by the U.S. holder with respect to the released Treasury securities and the delivered notes or applicable ownership interest in the Treasury portfolio. The U.S. holder’s adjusted tax basis in the Treasury securities, and the notes or applicable ownership interest in the Treasury portfolio (and the purchase contract) will not be affected by the delivery and release.

Information reporting and backup withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, information reporting may apply to payments under the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from the sale of the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of common stock. In addition, such payments and proceeds may be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. holders

Payments of principal and interest on the notes, treasury securities, and the applicable ownership interest in the treasury portfolio

No U.S. federal withholding tax will be imposed on any payment of principal or interest (including any original issue discount or acquisition discount) on the notes, Treasury securities or applicable ownership interest in the Treasury portfolio, provided that the non-U.S. holder provides a properly executed IRS Form W-8BEN (or successor form).

Dividends

Dividends received by a non-U.S. holder on shares of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or successor form). As discussed above, an adjustment to the settlement rate (or failure to adjust the settlement rate) of the purchase contract may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units (see “—U.S. holders—Purchase contracts—Adjustment to the settlement rate”). If we determine that any such adjustment (or failure to adjust) results in a constructive dividend to a non-U.S. holder of Equity Units, we may withhold on amounts otherwise paid to the non-U.S. holder in respect of the Equity Units in order to pay the proper U.S. federal withholding tax imposed on such constructive dividend.

Sale, exchange or other taxable disposition of equity units, notes, purchase contracts, treasury securities, applicable ownership interest in the treasury portfolio or shares of common stock

Any gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of Equity Units, notes, purchase contracts, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our common stock generally will not be subject to U.S. federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of our common stock, such purchase contracts or shares of our common stock are considered “United States real property interests” for U.S. federal income tax purposes. Purchase contracts or shares of our common stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for U.S. federal income tax purposes.

We believe that we have not been and are not currently a United States real property holding corporation, and we do not expect to become one in the future based on anticipated business operations. Even if we are or were to become a United States real property holding corporation, pursuant to an exception for certain interests in publicly traded corporations, shares of our common stock will not be treated as United States real property interests in the case of a non-U.S. holder whose shares of our common stock do not represent more than 5% of the total fair market value of all of the shares of our common stock any time during the five-year period ending on the date of disposition of such shares by the non-U.S. holder, assuming that we satisfy certain public trading requirements. Similarly, assuming that we satisfy certain public trading requirements, purchase contracts will not be treated as United States real property interests in the case of a non-U.S. holder whose purchase contracts represent not more than 5% of the total fair market value of all of the purchase contracts, and not more than 5% of the total fair market value of our common stock or any other regularly traded class of interests in the Company (other than an interest solely as a creditor), at any time during the five-year period ending on the date of disposition of such purchase contracts by the non-U.S. holder. We expect to satisfy the applicable public trading requirements, but this cannot be assured. For purposes of the foregoing 5% tests, certain attribution rules apply. Prospective investors should consult their own tax advisors regarding the application of the 5% tests to them.

Information reporting and backup withholding

Generally, we will report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable treaty.

In general, no backup withholding will be required with respect to payments made by us on the Equity Units, notes, Treasury securities, applicable ownership interest in the Treasury portfolio or shares of our common stock if the non-U.S. holder has provided us with a properly executed IRS Form W-8BEN (or successor form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, notes, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our common stock (even if the disposition is considered to be effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN

(or successor form) and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or if the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Underwriting

J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as book-running managers of the offering and representatives of the underwriters named below.

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and the representatives of the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the following respective numbers of Equity Units:

Number of
Underwriter	equity units

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Commerzbank Capital Markets Corp.
ING Financial Markets LLC
U.S. Bancorp Investments, Inc.
Banca IMI S.p.A.
Calyon Securities (USA) Inc.
Goldman, Sachs & Co.
KBC Financial Products USA Inc.
Mizuho Securities USA Inc
Greenwich Capital Markets, Inc.
Standard Chartered PLC
TD Securities (USA) LLC
Wells Fargo Securities, LLC

Total	8,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Equity Units are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Equity Units (other than those Equity Units covered by the over-allotment option described below) if any are purchased. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of non-defaulting underwriters may be increased or the offering of Equity Units may be terminated.

The underwriters propose to offer the Equity Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $      per Equity Unit. The underwriters and selling group members may allow a discount of $      per Equity Unit on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price, selling concession and discount to broker/dealers.

We have granted to the underwriters an option, exercisable for 13 days from the initial date of issuance of the Corporate Units, to purchase up to an aggregate of 1,200,000 additional Equity Units at the public offering price less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a stated amount of additional Equity Units approximately proportionate to that underwriter’s initial purchase commitment.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

	No exercise of option	Full exercise of option

Per equity unit	$	$
Total	$	$

The Equity Units are a new issue of securities with no established trading market. We will apply for listing of the Corporate Units on the New York Stock Exchange and we expect trading on the New York Stock Exchange to begin within 30 days of the initial date of issuance of the Corporate Units. We have been advised by the underwriters that they intend to make a market in the Equity Units but they are not obligated to do so and may discontinue their market making at any time without notice. We can provide no assurance as to the liquidity of any trading market for the Equity Units.

We and our executive officers and directors have agreed, with exceptions, not to sell or transfer any of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other individuals have agreed not to directly or indirectly:

•	offer, pledge, announce the intention to sell, sell or contract to sell any of our common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant to purchase any common stock;

•	otherwise dispose of or transfer any common stock;

•	make any demand for or exercise any right with respect to the registration of any shares of common stock, in the case of our executive officers and directors, or file any registration statement under the Securities Act with respect to the registration of any shares of common stock, in the case of us; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock whether any such swap or transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise.

This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock.

Notwithstanding the foregoing, the lockup provision shall not prohibit our executive officers or directors from effecting transfers or distributions of shares of common stock as a bona fide gift or gifts or to any family member or to a trust, the beneficiaries of which are exclusively such executive officer or director or family members of such executive officer or director, provided that, in the case of any such transfer or distribution (1) the representatives receive a signed lockup agreement from each donee, distributee or transferee, (2) such transfers or distributions are not required to be reported in any public report or filing with the SEC, or otherwise and (3) such executive officer or director does not otherwise voluntarily effect any public filing or report regarding such transfers or distributions. In addition, the lockup provision does not prohibit us from (a) selling the equity units offered pursuant to this prospectus supplement or the convertible notes in the concurrent convertible notes offering described herein, (b) issuing any shares of common stock upon the exercise of an option or warrant or the conversion of a security, in each such case, outstanding as of the date of this prospectus supplement or granted in accordance with clause (c) of this sentence, (c) any shares of common stock issued, or options to purchase common stock granted, pursuant to our existing employee benefit plans or (d) any shares of common stock contributed to our 401(k) plans in effect as of the date of this prospectus supplement, in an amount that is consistent with our prior contributions to such plans.

If (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the lockup restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the representatives waive such extension in writing.

The representatives in their sole discretion may release any of the securities subject to these lockup provisions at any time without notice.

We estimate that our total expenses for this offering, net of underwriting discounts and commissions, will be approximately $      million.

In connection with the offering the underwriters, may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment would involve sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which would create a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units over-allotted by the underwriters would not be greater than the number of Equity Units that they may purchase in the over-allotment option. In a naked short position, the number of Equity Units involved would be greater than the number of Equity Units in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing Equity Units in the open market.

•	Syndicate covering transactions would involve purchases of the Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters would consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the over-allotment option. If the underwriters sell more Equity Units than could be covered by the over-allotment option, a naked short position, that position could only be closed out by buying Equity Units in the open market. A naked short position would be more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids would permit the representatives to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result the price of the Equity Units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format maybe made available on the web sites maintained by one or more of the underwriters participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate securities to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, an affiliate of J.P. Morgan Securities Inc. was the sole lead arranger and book-runner on our revolving credit facility, and affiliates of Banc of America Securities LLC, Citigroup Global Markets Inc. and Barclays Capital Inc. were co-syndication agents on our revolving credit facility, for which they each received customary compensation.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area, the EU plus Iceland, Norway and Liechtenstein, which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Legal matters

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by Jerome D. Okarma, our Vice President, Secretary and General Counsel, and/or Foley & Lardner LLP, Milwaukee, Wisconsin. As of February 20, 2009, Mr. Okarma beneficially owned 123,473,502 shares of our common stock, and held options to purchase 611,000 shares of our common stock, of which options to purchase 366,000 shares were exercisable. Certain legal matters in connection with the offering of the Equity Units will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

PROSPECTUS

Johnson Controls, Inc.

Common Stock, Preferred Stock, Debt Securities,
Warrants to Purchase Common Stock or Preferred Stock or Debt Securities,
Stock Purchase Contracts and Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is listed on the New York Stock Exchange under the symbol “JCI.”

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 23, 2009.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we ,” “us,” “our,” the “Company” and “Johnson Controls” refer to Johnson Controls, Inc. and its consolidated subsidiaries, collectively. References to the “common stock” refer to Johnson Controls’ common stock, par value $0.01 7/18 per share. References to the “preferred stock” refer to Johnson Controls’ preferred stock, par value $1.00 per share. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement to this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

Certain statements in this prospectus, any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements will be included in the section entitled “Risk Factors” in an accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement. We undertake no obligation, and we disclaim any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

JOHNSON CONTROLS, INC.

Johnson Controls is a corporation organized under the laws of the State of Wisconsin. We bring ingenuity to the places where people live, work and travel. By integrating technologies, products and services, we create smart environments that redefine the relationships between people and their surroundings. We strive to create a more comfortable, safe and sustainable world through our products and services for vehicles, homes and commercial buildings. Johnson Controls provides innovative automotive interiors that help make driving more comfortable, safe and enjoyable. For buildings, we offer products and services that optimize energy use and improve comfort and security. We also provide batteries for automobiles and hybrid electric vehicles, along with related systems engineering, marketing and service expertise.

Our building efficiency business is a global market leader in designing, producing, marketing and installing integrated heating, ventilating and air conditioning (HVAC) systems, building management systems, controls, security and mechanical equipment. In addition, the building efficiency business provides technical services, energy management consulting and operations of entire real estate portfolios for the non-residential buildings market. We also provide residential air conditioning and heating systems.

Our automotive experience business is one of the world’s largest automotive suppliers, providing interior products and systems to millions of vehicles annually. Our technologies extend into every area of the interior including seating and overhead systems, door systems, floor consoles, instrument panels, cockpits and integrated electronics. Customers include virtually every major automaker in the world.

Our power solutions business is a leading global producer of lead-acid automotive batteries, serving both automotive original equipment manufacturers and the general vehicle battery aftermarket. We also offer Absorbent Glass Mat, nickel-metal-hydride and lithium-ion battery technologies to power hybrid vehicles.

Our principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209-4408, and our telephone number is (414) 524-1200.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of our last five fiscal years:

Year Ended September 30,
2004	2005	2006	2007	2008

6.1	5.5	4.1	5.0	4.1

For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material for repayment of debt and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 1,802,000,000 shares of capital stock, 1,800,000,000 of which are shares of common stock, par value $0.01 7/18 per share, and 2,000,000 shares of which are preferred stock, par value $1.00 per share. As of January 31, 2009, there were 594,251,892 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Shares of our common stock are listed on the New York Stock Exchange under the symbol “JCI.”

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation and our bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Common Stock

Preemptive Rights

Our common shareholders do not have any preemptive rights except as the board of directors may otherwise determine.

Dividends

After all dividends on all of our preferred stock outstanding have been paid or declared and set apart for payment, the holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.

Liquidation or Dissolution

In the event of a liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in the distribution of our assets that remain after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, to our preferred shareholders.

Voting Rights and Extraordinary Transactions

Our common shareholders are entitled to one vote for each share of common stock held on all matters on which our shareholders are entitled to vote, and our common shareholders vote together share for share with our preferred shareholders as one class, except as otherwise provided by law or as determined by our board of directors at the time it establishes a series of preferred stock.

Provisions of our articles of incorporation and bylaws might discourage some types of transactions that involve an actual or threatened change of control. Our articles of incorporation provide that, subject to specified exceptions, the affirmative vote or consent of the holders of four-fifths of all classes of our capital stock, considered as one class, is required (1) for the adoption of any agreement for the merger or consolidation of us with or into any other corporation or (2) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, exchange, mortgage, pledge, other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if, in either case, the other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of our outstanding capital stock. Any corporation, person or other entity will be deemed to be the beneficial owner of all shares of our capital stock which are beneficially owned, directly or indirectly, by it and its affiliates and associates, and which it and its affiliates and associates have the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The provisions of our articles of incorporation requiring a four-fifths vote are not applicable to (1) any merger or consolidation of us with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, mortgage, pledge or other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if our board of directors by resolution has approved a memorandum of understanding with the other corporation, person or other entity, with respect to and substantially consistent with the proposed transaction, prior to the time the other corporation, person or other entity has become a beneficial owner of more than 10% of our outstanding capital stock or (2) any merger or consolidation of us with, or any sale, lease, exchange, mortgage, pledge or other disposition to as of any assets of, any corporation of which a majority of the outstanding capital stock is held by us.

No amendment to our articles of incorporation may amend, alter, change or repeal any of the provisions of our articles of incorporation requiring a four-fifths vote unless the amendment effecting the amendment, alteration, change or repeal receives the affirmative vote or consent of the holders of four-fifths of all of our capital stock, considered as one class.

Provisions of Wisconsin law might also discourage some types of transactions that involve an actual or threatened change of control of Johnson Controls. Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law contain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including Johnson Controls, and a significant stockholder, unless the board of directors of the corporation approves the business combination or the stockholder’s acquisition of shares before the shares are acquired. Similarly, Sections 180.1130 through 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to specified business combinations unless minimum price and procedural requirements are met. Following the commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on specified share repurchases effected at a premium to the market and on specified asset sales by the corporation unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations, including Johnson Controls, held by any person or persons acting as a group in excess of 20% of the voting power of the corporation is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the corporation or in specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

Number and Tenure of Board of Directors; Special Meetings

As of November 19, 2008, our bylaws provide that our board of directors is composed of not less than nine nor more than thirteen directors divided into three classes, consisting of three to four members each, depending on the size of the board of directors. A director may be removed from office by shareholders prior to the expiration of his or her term, but only:

•	at a special meeting called for the purpose of removing the director;

•	by the affirmative vote of two-thirds of the outstanding shares entitled to vote for the election of the director; and

•	for cause, but if the board of directors, by resolution adopted by the affirmative vote of at least two-thirds of the directors then in office plus one director, recommends removal of a director, then the shareholders may remove the director without cause by the vote described in the two clauses above.

A special meeting of shareholders may be called only by the chairman of the board of directors, the vice chairman of the board of directors, the president or the board of directors, and will be called by the chairman of the board of directors or the president upon the demand of shareholders representing at least 10% of all of the votes entitled to be cast at the special meeting.

The affirmative vote of (1) shareholders possessing at least four-fifths of the voting power of the outstanding shares of all classes of our capital stock, considered as one class (subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation) or (2) at least two-thirds of the directors then in office plus one director, is required to amend, alter, change or repeal the provisions of the bylaws relating to the number and tenure of members of our board of directors.

Preferred Stock

General

Our articles of incorporation authorize our board of directors to issue shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as may be designated by our board of directors without any further vote or action by our shareholders, provided that the aggregate liquidation preference of all shares of preferred stock outstanding may not exceed $100,000,000. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Johnson Controls.

The specific terms of a particular series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement and/or other offering material relating to that series. The related prospectus supplement and/or other offering material will contain a description of material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in the prospectus supplement and/or other offering material.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by articles of amendment to the articles of incorporation relating to that series. A prospectus supplement and/or other offering material, relating to each series, will specify the terms of the preferred stock as follows:

•	the maximum number of shares to constitute, and the designation of, the series;

•	the annual dividend rate, if any, on shares of the series, whether the rate is fixed or variable or both, and the date or dates from which dividends will begin to accrue or accumulate;

•	the price at and the terms and conditions on which the shares of the series may be redeemed;

•	the liquidation preference, if any, that the holders of shares of the series would be entitled to receive upon the liquidation, dissolution or winding up of our affairs;

•	whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which that fund would be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of the fund;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of common stock, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether that conversion is mandatory or optional; and

•	the voting rights, if any, of the shares of the series.

Dividends

The holders of our preferred stock will be entitled to receive dividends at the rate per year set by our board of directors, payable quarterly on the last day of March, June, September, and December in each year for the respective calendar quarter ending on those dates, when and as declared by our board of directors. Dividends will accrue on each share of preferred stock from the first day of each quarterly dividend period in which the share is issued or from another date as our board of directors may fix for that purpose. All dividends on preferred stock will be cumulative so that if we do not pay or set apart for payment the dividend, or any part thereof, for any dividend period on the preferred stock then issued and outstanding, the unpaid portion of the dividend will thereafter be fully paid or declared and set apart for payment, but without interest, before any dividend will be paid or declared and set apart for payment on our common stock. The holders of our preferred stock will not be entitled to participate in any of our other or additional earnings or profits, except for those premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up of our affairs.

Any dividend paid upon our preferred stock at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent there are accrued dividends, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made. No dividends will be paid upon any shares of any series of preferred stock for a current dividend period unless there has been paid or declared and set apart for payment dividends required to be paid to the holders of each other series of preferred stock for all past dividend periods of the other series. If any dividends are paid on any of our preferred stock with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred stock then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each series of preferred stock in the proportions that the dividends then accumulated and payable on each series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred stock.

Liquidation or Dissolution

In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock would be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that series of preferred stock, together with all accrued but unpaid dividends thereon, whether or not earned or declared, before any of our assets would be paid or distributed to holders of our common stock. In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, if our assets would be insufficient to pay the holders of all of the series of our preferred stock then outstanding the full amounts to which they may be entitled, the holders of each outstanding series would share ratably in our assets in proportion to the amounts which would be payable with respect to that series if all amounts payable thereon were paid in full. Our consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed a liquidation, dissolution or winding up of our affairs for purposes of this paragraph.

Redemption

Except as otherwise provided with respect to a particular series of our preferred stock, the following general redemption provisions will apply to each series of preferred stock.

On or prior to the date fixed for redemption of a particular series of our preferred stock or any part of a particular series of our preferred stock as specified in the notice of redemption for that series, we will deposit adequate funds for the redemption, in trust for the account of holders of that series, with a bank having trust powers or a trust company in good standing, organized under the laws of the United States or the State of Wisconsin doing business in the State of Wisconsin and having capital, surplus and undivided profits aggregating at least $1,000,000. If the name and address of the bank or trust company and the deposit of or intent to deposit the redemption funds in the trust account is stated in the notice of redemption, then from and after the mailing of the notice and the making of the deposit, the shares of the series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of the shares of the series in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer shares prior to the date fixed for redemption;

•	to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.

Any money deposited by us that remains unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the date fixed for redemption, be paid to us upon our request, after which repayment the holders of the shares called for redemption will no longer look to the bank or trust company for the payment of the redemption price but will look only to us or to others, as the case may be, for the payment of any lawful claim for the money which holders of the shares may still have. After the six-year period, the right of any shareholder or other person to receive payment for its shares in the series redeemed may be forfeited in the manner and with the effect provided under Wisconsin law. Any portion of the money so deposited by us, in respect of shares of our preferred stock called for redemption that are converted into our common stock, will be repaid to us upon our request.

In case of redemption of only a part of a series of preferred stock, we will designate by lot, in the manner our board of directors may determine, the shares to be redeemed, or we will effect the redemption pro rata.

Conversion Rights

Except as otherwise provided with respect to a particular series of our preferred stock, the following general conversion provisions will apply to each series of our preferred stock that is convertible into common stock.

All shares of our common stock issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issuance except taxes, if any, payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable Wisconsin law.

The number of shares of our common stock issuable upon conversion of a particular series of preferred stock at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of the series surrendered for conversion by the conversion price per share of common stock then in effect for that series. We will not be required, however, upon any such conversion, to issue any fractional share of common stock, but in lieu of fractional shares we will pay to the holder who would otherwise be entitled to receive a fractional share a sum in cash equal to the value of the fractional share at the rate of the then-prevailing market value per share of our common stock. The then-prevailing market value per share means for these purposes the last reported sale price of our common stock on the New York Stock Exchange. Shares of our preferred stock will be deemed to have been converted as of the close of business on the date the transfer agent receives the certificate for the shares to be converted, duly endorsed, together with written notice by the holder of its election to convert the shares.

The basic conversion price per share of common stock for a series of our preferred stock, as fixed by the board of directors, will be subject to adjustment from time to time as follows:

•	If we (1) pay a dividend or make a distribution to all of our common shareholders as a class in shares of common stock, (2) subdivide or split the outstanding shares of common stock into a larger number of shares, or (3) combine the outstanding shares of our common stock into a smaller number of shares, the basic conversion price per share of common stock in effect immediately prior thereto will be adjusted so that the holder of each outstanding share of each series of our preferred stock which by its terms is convertible into common stock will thereafter be entitled to receive upon the conversion of that share the number of shares of common stock which the holder would have owned and been entitled to receive after the happening of any of the events described above had that share of preferred stock been converted immediately prior to the happening of the event.

•	If we issue to all of our common shareholders as a class any rights or warrants enabling them to subscribe for or purchase shares of our common stock at a price per share less than the current market price per share of our common stock, the conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock will be adjusted by multiplying the conversion price by a fraction. The numerator of the fraction would be the sum of the number of shares of common stock outstanding and the number of shares of common stock which the aggregate exercise price, before deduction of underwriting discounts or commissions and other expenses we would incur in connection with the issue, of the total number of shares so offered for subscription or purchase would purchase at the current market price per share. The denominator of the fraction would be the sum of the number of shares of common stock outstanding at the record date and the number of additional shares of common stock so offered for subscription or purchase.

•	If we distribute to all of our common shareholders as a class evidences of our indebtedness or assets, other than cash dividends, the basic conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock would be adjusted by multiplying the basic conversion price by a fraction, of which the numerator will be the difference between the current market price per share of common stock and the fair value, as determined by our board of directors, of the portion of the evidences of indebtedness or assets, other than cash dividends, so distributed with respect to one share of common stock, and of which the denominator would be the current market price per share of common stock.

Any adjustment to the conversion price for any series of our preferred stock is made retroactively. No adjustment will be made in the conversion price for any series of our preferred stock if the amount of the adjustment would be less than fifty cents, but any adjustments which are not made for that reason will be carried forward and taken into account in any subsequent adjustment and all adjustments will be made not later than the earlier of three years after the occurrence of the event giving rise to the adjustment or the date as of which the adjustment would require an increase or decrease of at least 3% in the aggregate number of shares of common stock issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All adjustments will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of our common stock, or if we consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of the capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular series of preferred stock at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock deliverable upon conversion of the shares of a particular series would have been entitled upon the capital reorganization, reclassification, consolidation or merger.

No adjustment with respect to dividends upon any series of our preferred stock or with respect to dividends upon our common stock will be made in connection with any conversion.

Whenever there is an issuance of additional shares of our common stock requiring an adjustment in the conversion price, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a series of our preferred stock, we will file with our transfer agent or agents, and at our principal office in Milwaukee, Wisconsin, a statement signed by our president or a vice president and by our treasurer or an assistant treasurer describing specifically the issuance of additional shares of common stock or other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof), the actual conversion prices or basis of conversion as changed by the issuance or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of our common stock as a class any rights or warrants enabling them to subscribe for or purchase shares of common stock, we will also file in like manner a statement describing the issuance and the consideration we received as a result of that issuance. The statement so filed may be inspected by any holder of record of shares of any series of our preferred stock.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized shares of our common stock for the conversion of all stock of all then outstanding series of preferred stock which are convertible into common stock.

Reissuance of Shares

Any shares of our preferred stock retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will thereafter have the status of authorized but unissued shares of preferred stock, and may thereafter be reissued as part of the same series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares of preferred stock.

Voting Rights

Holders of our preferred stock will be entitled to one vote for each share held on all questions on which our shareholders are entitled to vote and will vote together share for share with the holders of our common stock as one class, except as otherwise provided by law or as described below or as otherwise determined by the board of directors at the time of the establishment of a series of preferred stock.

The affirmative vote or written consent of the holders of record of at least two-thirds of the outstanding shares of a series of our preferred stock is a prerequisite of our right:

•	to create any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to that series of our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up; or

•	to change the designations, preferences, limitations, or relative rights of the outstanding shares of that series of preferred stock in any manner prejudicial to the holders thereof.

The affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of our preferred stock will be a prerequisite to our right to authorize any shares of preferred stock in excess of 2,000,000 shares or any other shares ranking on a parity with our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up.

Special Voting Rights for the Election of Directors upon our Failure to Pay Dividends

Whenever dividends payable on any series of our preferred stock are in arrears in an aggregate amount equivalent to six full quarterly dividends on the shares of all of the preferred stock of that series then outstanding, the holders of preferred stock of that series will have the exclusive and special right, voting separately as a class, to elect two of our directors, and the number of directors constituting our board of directors will be increased to the extent necessary to effectuate that right. Whenever the holders of any series of our preferred stock have the right to elect two of our directors, that right may be exercised initially either at a special meeting of the holders possessing that right or at any annual meeting of our shareholders, and thereafter at annual meetings of our shareholders. The right of the holders of any series of our preferred stock voting separately as a class to elect members of our board of directors will continue until the time all dividends accumulated on that series of our preferred stock have been paid in full, at which time the right of the holders of that series of our preferred stock to vote separately as a class for the election of directors will terminate, subject to revesting in the event of any subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when the holders of any series of preferred stock have special voting rights as a result of our failure to make dividends, a proper officer will, upon the written request of the holders of at least 10% of the series of our preferred stock then outstanding entitled to the special voting rights addressed to our secretary, call a special meeting of the holders of that series of our preferred stock for the purpose of electing directors. The special meeting will be held at the earliest practicable date in the place designated pursuant to our bylaws or, if there be no designation, at our principal office in Milwaukee, Wisconsin. If the special meeting is not called by the proper officers within 20 days after personal service of the written request upon our secretary, or within 30 days after mailing the written request within the United States by registered or certified mail addressed to our secretary at our principal office, then the holders of at least 10% of the series of our preferred stock then outstanding may designate in writing one of the holders to call a special meeting at our expense, and the meeting may be called by that person upon the notice required for annual meetings of shareholders and will be held in Milwaukee, Wisconsin. In no event, however, will a special meeting be called during the period within 90 days immediately preceding the date fixed for our next annual meeting of shareholders.

At any annual or special meeting at which the holders of any series of our preferred stock will have the special right, voting separately as a class, to elect directors as a result of our failure to pay dividends, the presence, in person or by proxy, of the holders of 33 1/3% of the series of preferred stock entitled to the special voting rights will be required to constitute a quorum of that series for the election of any director by the holders of that series as a class. At that meeting or adjournment thereof, the absence of a quorum of the series of our preferred stock entitled to special voting rights will not prevent the election of directors other than those to be elected by that series of preferred stock voting as a class, and the absence of a quorum for the election of other directors will not prevent the election of the directors to be elected by that series of preferred stock voting as a class. In the absence of either or both quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum will have power to adjourn the meeting for the election of directors which they are entitled to elect until a quorum is present, without notice other than announcement at the meeting.

During any period in which the holders of any series of preferred stock have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled only by vote of a majority (even if that be only a single director) of the remaining directors elected by the holders of the series or class of stock which elected the directors whose offices have become vacant. During that period the directors so elected by the holders of any series of preferred stock will continue in office (1) until the next succeeding annual meeting or until their successors, if any, are elected by those holders and qualify, or (2) unless required by applicable law to continue in office for a longer period, until termination of the special voting rights of those holders, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any series of our preferred stock to vote as a class for directors as described in this prospectus, the term of office of the directors then in office so elected by the holders of that series will terminate.

Other Restrictions upon our Failure to Pay Dividends or Retire Shares of Preferred Stock

If we fail at any time to pay dividends in full on our preferred stock, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on our preferred stock outstanding, have been declared and set apart in trust for payment or paid, or if at any time we fail to pay in full amounts payable with respect to any obligations to retire shares of our preferred stock, thereafter and until those amounts have been paid in full or set apart in trust for payment, we cannot:

•	without the affirmative vote or consent of the holders of at least 66 2/3% of our preferred stock at the time outstanding, redeem less than all of our preferred stock at the time outstanding; or

•	purchase any of our preferred stock except in accordance with a purchase offer made in writing to all holders of our preferred stock of all series upon the terms our board of directors, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective series. We may, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, use shares of that series that we acquired prior to our failure to pay dividends. We may also complete the purchase or redemption of shares of our preferred stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to our failure to pay dividends; or

•	redeem, purchase or otherwise acquire any shares of any other class of our stock ranking junior to the preferred stock as to dividends and upon liquidation.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” “Johnson Controls” and the “Company” refer to Johnson Controls, Inc., a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between Johnson Controls and U.S. Bank National Association, as trustee, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Johnson Controls and the trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

Because we are a holding company, our right, and hence the rights of our creditors and shareholders, to participate in any distribution of assets of any of our subsidiaries upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of the creditors of the subsidiary, except to the extent that any claim of ours as a creditor of the subsidiary may be recognized. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•	the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•	the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•	if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•	whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•	the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•	the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Covenants Applicable to Senior Debt Securities

The indentures require us to comply with certain restrictive covenants.

Restrictions on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement and/or other offering material equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•	(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a corporation at the time such corporation shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

•	security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

•	any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

•	security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

•	security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by these indentures.

In addition to these exceptions, we or a restricted subsidiary may assume or guarantee other secured debt without securing the debt securities if the total amount of secured debt outstanding and value of sale and leaseback transactions at the time does not exceed 10% of Consolidated Shareholders’ Equity, determined as of a date not more than 90 days prior thereto.

“Consolidated Shareholders’ Equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Financial Accounting Standards Board Statement No. 106 or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles, but excluding any such consolidated subsidiary of York International Corporation that would not be so consolidated but for the effect of Financial Accounting Standards Board Interpretation No. 46.

The term “value” means with respect to a sale and leaseback transaction, an amount equal to the greater of:

•	the net proceeds of the sale of the property leased pursuant to the sale and leaseback transaction; or

•	the fair value of the property at the time of the sale and leaseback transaction, as determined by our board of directors.

In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.

Restrictions on Sale and Leaseback Transactions

We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the applicable indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinated to the debt securities.

Restrictions on Transfer of Principal Properties to Some Subsidiaries

The senior indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any of our restricted subsidiaries to, transfer (whether by merger, consolidation or otherwise) any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

•	to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of senior debt securities;

•	to the repayment of certain indebtedness for borrowed money of us or any of our restricted subsidiaries, other than any indebtedness owed to any restricted subsidiary or our subordinated indebtedness; or

•	in part to an acquisition, construction, development or improvement and in part to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the senior indenture senior debt securities of any series, other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment, for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities of that series by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

•	“principal property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any restricted subsidiary, whether owned on the date of the senior indenture or thereafter, that has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the consolidated net tangible assets of us and our restricted subsidiaries, other than such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole.

•	“restricted subsidiary” means any subsidiary other than an unrestricted subsidiary, and any subsidiary which is an unrestricted subsidiary but which is designated by our board of directors to be a restricted subsidiary. Our board of directors may not designate any subsidiary to be a restricted subsidiary if we would thereby breach any covenant or agreement contained in the senior indenture, assuming for the purpose of determining whether such a breach would occur that any secured debt of that subsidiary was incurred at the time of the designation and that any sale and leaseback transaction to which the subsidiary is then a party was entered into at the time of the designation.

•	“secured debt” means indebtedness for money borrowed which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary and certain indebtedness for borrowed money having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its restricted subsidiaries (excluding indebtedness of unrestricted subsidiaries).

•	“subsidiary” means any corporation of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such corporation.

•	“unrestricted subsidiary” means any subsidiary:

•	acquired or organized after March 31, 1989, other than any subsidiary acquired or organized after that date that is a successor, directly or indirectly, to any restricted subsidiary;

•	whose principal business or assets are located outside the United States, its territories and possessions, Puerto Rico or Canada;

•	the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers;

•	engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and

•	substantially all the assets of which consist of stock or other securities of a subsidiary or subsidiaries referred to above in this sentence, unless and until that subsidiary is designated by our board of directors to be a restricted subsidiary.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

•	the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	extend the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce the principal amount thereof or any premium thereon;

•	make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•	to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

•	to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•	to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption:

•	lawful money;

•	direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

•	a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

•	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Events of Default” below; and

•	other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading “Covenant Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

•	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

•	failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 75 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

•	uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including any other series of debt securities, beyond any period of grace with respect thereto if

•	the aggregate principal amount of any the obligation is in excess of $100,000,000; and

•	the default in payment is not being contested by us in good faith and by appropriate proceedings;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

The trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

The senior debt securities will constitute part of our senior indebtedness and will rank equally with all outstanding senior debt. Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We and our affiliates utilize a full range of treasury services, including investment management and banking services, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and specified related matters.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority;

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•	Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

We may issue, alone or together with common stock or preferred stock, stock warrants for the purchase of common stock or preferred stock. The stock warrants will be issued under a stock warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

If stock warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the stock warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation of the common stock or the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Johnson Controls or any other matter, or to exercise any rights whatsoever as shareholders of Johnson Controls.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under debt warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the related indenture except as otherwise provided in the related indenture.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;

•	preferred stock;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including Johnson Controls, that file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available on our website, located at http://www.johnsoncontrols.com.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the document listed below that we have previously filed with the SEC. The document contains important information about us and our financial condition:

Our Filings with the SEC	Period

Annual Report on Form 10-K	Year ended September 30, 2008
Quarterly Report on Form 10-Q	Quarter ended December 31, 2008
Current Report on Form 8-K	Dated November 19, 2008

The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company’s definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company’s Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement, and until the we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or calling our secretary at:

Johnson Controls, Inc.
Attention: Secretary
5757 North Green Bay Avenue
Milwaukee, Wisconsin 53209-4408
(414) 524-1200

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jerome D. Okarma, our Vice President, Secretary and General Counsel, and/or Foley & Lardner LLP, Milwaukee, Wisconsin. As of February 20, 2009, Mr. Okarma beneficially owned 123,473.502 shares of our common stock, and held options to purchase 611,000 shares of our common stock, of which options to purchase 366,000 shares were exercisable. The opinions of Mr. Okarma and Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinions of Mr. Okarma and Foley & Lardner LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Johnson Controls, Inc. for the year ended September 30, 2008 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

8,000,000 Equity Units

Johnson Controls, Inc.

Equity Units

Prospectus Supplement

          , 2009

Joint Book-Running Managers
J.P. Morgan
Citi
Merrill Lynch & Co.

Senior Co-Managers

Barclays Capital
Commerzbank Corporates & Markets
ING Wholesale
U.S. Bancorp Investments, Inc.

Co-Managers

Banca IMI
CALYON
Goldman, Sachs & Co.
KBC Financial Products
Mizuho Securities USA Inc
RBS Greenwich Capital
Standard Chartered Bank
TD Securities
Wells Fargo Securities